UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Becton, Dickinson and Company
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Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

www.bd.com

December 20, 2012

Dear Fellow Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) to be held at 1:00 p.m. EST on Tuesday, January 29, 2013 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. You will find directions to the meeting on the back cover of the accompanying proxy statement.

The notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We also will report on matters of interest to BD shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the Internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. You may also vote in person at the Annual Meeting.

Thank you for your continued support of BD.

Sincerely,

Vincent A. Forlenza
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

December 20, 2012

The 2013 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) will be held as follows:

DATE:	Tuesday, January 29, 2013
TIME:	1:00 p.m. EST
LOCATION:	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey
PURPOSE:	To consider and act upon the following proposals:
1. The election as directors of the fifteen nominees named in the attached proxy statement for a one-year term;
2. The ratification of the selection of the independent registered public accounting firm;
3. An advisory vote to approve named executive officer compensation;
4. Approval of an amendment to BD’s Restated Certificate of Incorporation;
5. Approval of amendments to the 2004 Employee and Director Equity-Based Compensation Plan; and
6. Such other business as may properly come before the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not provide specific voting instructions will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on January 29, 2013. BD’s proxy statement and 2012 Annual Report, which includes BD’s consolidated financial statements, are available at www.bd.com/investors/.

Shareholders of record at the close of business on December 7, 2012 will be entitled to attend and vote at the meeting.

By order of the Board of Directors,

GARY DEFAZIO
Vice President and Corporate Secretary

It is important that your shares be represented and voted,

whether or not you plan to attend the meeting.

YOU CAN VOTE BY PROXY OR SUBMIT VOTING INSTRUCTIONS IN

ONE OF THREE WAYS:

1.	VIA THE INTERNET:

Visit the website noted on your proxy/voting instruction card.

2.	BY TELEPHONE:

Use the toll-free telephone number noted on your proxy/voting instruction card.

3.	BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, January 29, 2013

BECTON, DICKINSON AND COMPANY

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to shareholders of Becton, Dickinson and Company (“BD”) on or about December 20, 2012 in connection with the solicitation of proxies by the Board of Directors for BD’s 2013 Annual Meeting of Shareholders to be held at 1:00 p.m. EST on Tuesday, January 29, 2013 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on January 29, 2013. This proxy statement and BD’s 2012 Annual Report to Shareholders are also available at www.bd.com/investors/.

Directors, officers and other BD associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $25,000 plus expenses. The cost of soliciting proxies will be borne by BD.

Shareholders Entitled to Vote; Attendance at the Meeting

Shareholders of record at the close of business on December 7, 2012 are entitled to notice of, and to vote at, the meeting. As of such date, there were 195,850,121 shares of BD common stock outstanding, each entitled to one vote.

If your shares are held in the name of a bank, broker or other nominee (also known as shares held in “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a bank or brokerage account statement, to be admitted. BD also may request appropriate identification as a condition of admission.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Directors are elected by a majority of the votes cast at the meeting (Proposal 1). This means that a director nominee will be elected to the Board only if the number of votes cast for the nominee exceeds the number of votes cast against that nominee.

Approval of Proposals 2, 3 and 5 requires the affirmative vote of a majority of the votes cast at the meeting. Approval of Proposal 4 requires the affirmative vote of two-thirds of the votes cast at the meeting. Under New Jersey law, abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for any of the Proposals. Proposal 2 is a “discretionary item”, and New York Stock Exchange (“NYSE”) member brokers that do not receive instructions on how to vote from beneficial owners may cast those votes in their discretion.

How to Vote

Shareholders of record may cast their votes at the meeting. In addition, shareholders of record may cast their votes by proxy, and participants in the BD plans described below may submit their voting instructions, by:

(1) using the Internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

(2) using the toll-free telephone number listed on the proxy card; or

(3) signing, completing and returning the proxy card in the enclosed postage-paid envelope.

Votes cast through the Internet and telephone votes are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy, and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the proxy card. If you vote through the Internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in BD’s Global Share Investment Program (“GSIP”) must be received by 12:00 p.m. EST on January 23, 2013, and voting instructions submitted by participants in all other BD plans must be received by 12:00 p.m. EST on January 25, 2013. All proxies submitted by record holders through the Internet or by telephone must be received by 11:00 a.m. EST on January 29, 2013.

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the Internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a valid proxy from your bank, broker or other nominee and present it at the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement.

Savings Incentive Plan (“SIP”)

Participants in SIP, BD’s 401(k) plan, may instruct the SIP trustee how to vote all shares of BD common stock allocated to their SIP accounts. The SIP trustee will vote the SIP shares for which it does not receive instructions in the same proportion as the SIP shares for which it does receive instructions.

Participants in Other Plans

Participants in BD’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”), the 1996 Directors’ Deferral Plan (“DDP”), and GSIP (if so provided under the terms of the local country GSIP plan) may provide voting instructions for all shares of BD common stock allocated to their plan accounts. The trustees of these plans will vote the plan shares for which they do not receive instructions in the same proportion as the plan shares for which they do receive instructions.

Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the plans mentioned above, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.

Revocation of Proxies or Change of Instructions

A proxy given by a shareholder of record may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of BD at the address set forth above or delivering such notice at the meeting, by delivering a proxy (by one of the methods described above under the heading “How to Vote”) bearing a later date, or by voting in person at the meeting. Participants in the plans described above may change their voting instructions by delivering new voting instructions by one of the methods described above under the heading “How to Vote.”

If you are the beneficial owner of shares held in “street name,” you may submit new voting instructions in the manner provided by your bank, broker or other nominee, or you may vote in person at the meeting in the manner described above under the heading “How to Vote.”

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy card will vote on such matters in accordance with their best judgment.

OWNERSHIP OF BD COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth as of September 30, 2012, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock. This information is as reported by such persons in their filings with the Securities and Exchange Commission (“SEC”).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Corporation State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, MA 02111	13,108,193	(1)	6.6%
Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,430,843	(2)	5.2%

(1)	The owner has shared investment power with respect to all of these shares and sole voting power with respect to 12,987,207 shares.
(2)	The owner has shared investment power with respect to 345,622 shares, sole investment power with respect to 10,085,221 shares, and sole voting power with respect to 351,639 shares.

Securities Owned by Directors and Management

The following table sets forth as of December 1, 2012 information concerning the beneficial ownership of BD common stock by (i) each director, (ii) the executive officers named in the Summary Compensation Table on page 39, and (iii) all nominees for director and executive officers as a group (except that the holdings of Mr. Elkins, who resigned from BD effective November 9, 2012, are shown as of that date). In general, “beneficial ownership” includes those shares that a director or executive officer has the sole or shared power to vote or transfer, including shares that may be acquired under outstanding equity compensation awards or otherwise within 60 days.

Except as indicated in the footnotes to the table, each person has the sole power to vote and transfer the shares he or she beneficially owns. None of the shares listed below have been pledged as security.

BD COMMON STOCK

	Amount and Nature of Beneficial Ownership
Name	Shares Owned Directly and Indirectly (1)	Shares That May Be Acquired Within 60 Days (2)	Total Shares Beneficially Owned	Percentage of Class
Basil L. Anderson	6,120	17,374	23,494	*
Henry P. Becton, Jr. (2)	187,207	21,037	208,244	*
Catherine M. Burzik	0	0	0	*
Gary M. Cohen	73,116	172,649	245,765	*
Edward F. DeGraan	11,596	21,037	32,633	*
David V. Elkins	120	66,398	66,518	*
Vincent A. Forlenza	79,199	813,662	892,861	*
Claire M. Fraser	0	11,739	11,739	*
Christopher Jones	2,266	5,237	7,503	*
William A. Kozy	65,242	457,162	522,404	*
Marshall O. Larsen	2,549	10,004	12,553	*
Adel A.F. Mahmoud	118	11,739	11,857	*
Gary A. Mecklenburg	4,310	17,374	21,684	*
James F. Orr	12,122	21,037	33,159	*
Willard J. Overlock, Jr.	29,448	21,037	50,485	*
Rebecca W. Rimel	148	1,143	1,291	*
Bertram L. Scott	10,818	23,818	34,636	*
Jeffrey S. Sherman	14,454	122,064	136,518	*
Alfred Sommer	13,222	16,601	29,823	*
Directors and executive officers as a group (23 persons)	555,960	2,094,758	2,650,718	1.2%

*	Represents less than 1% of the outstanding BD common stock.
(1)	Includes shares held directly, and, with respect to executive officers, indirect interests in BD common stock held under the SIP and the DCP, and, with respect to the non-management directors, indirect interests in BD common stock held under the DDP. Additional information on certain of these plans appears on pages 61-62.
(2)	Includes shares under outstanding stock options or stock appreciation rights that are exercisable or become exercisable within 60 days, and, with respect to those executive officers who are retirement-eligible (including Messrs. Forlenza and Kozy) (i) unvested stock options or stock appreciation rights that become vested upon retirement, and (ii) shares issuable under restricted stock units upon retirement. Also includes, with respect to each non-management director, shares issuable under restricted stock units upon the director’s termination of service on the Board, as more fully described in “Non-Management Directors’ Compensation—Equity Compensation” on page 14.
(3)	Includes 162,137 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 37,166 shares owned by Mr. Becton’s spouse, or 108,712 shares held in trusts for the benefit of his children, and as to each of which he disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that, for the period from October 1, 2011 through September 30, 2012, all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a), except that one report with respect to the November 2011 equity compensation grant made to Gary M. Cohen was inadvertently filed late.

Proposal 1.	ELECTION OF DIRECTORS

Members of our Board of Directors are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected. Presented below is biographical information for each of the nominees. Each of the nominees is a current member of BD’s Board, except for Ms. Burzik. It is anticipated that the Board will appoint Ms. Burzik as a director prior to the Annual Meeting. Ms. Burzik was identified as a candidate for nomination to the Board by Edward J. Ludwig while he was serving as BD’s Chairman.

BD directors have a variety of backgrounds, which reflects the Board’s continuing efforts to achieve a diversity of viewpoint, experience, knowledge, ethnicity and gender. As more fully discussed below, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, prominence and reputation in their fields, global business perspective and commitment to strong corporate citizenship. They must also have experience and ability that is relevant to the Board’s oversight role with respect to BD’s business and affairs. Each nominee’s biography includes the particular experience and qualifications that led the Board to conclude that the nominee should serve on the Board.

NOMINEES FOR DIRECTOR

Basil L. Anderson, 67, has been a director since 2004. From 2001 until his retirement in 2006, he served as Vice Chairman of Staples, Inc., a supplier of office products. Prior thereto, he was Executive Vice President – Finance and Chief Financial Officer of Campbell Soup Company. Mr. Anderson also is a director of Hasbro, Inc., Moody’s Corporation and Staples, Inc. He was formerly a director of CRA International, Inc.

Mr. Anderson has an extensive business and financial background as both an operating executive and as a chief financial officer of major multinational public companies. His experience includes strategic, business and financial planning and operations; international operations; and service as a director for public companies in different industries.

Henry P. Becton, Jr., 69, has been a director since 1987. Since 2007, he has served as Vice Chairman of the WGBH Educational Foundation, a producer and broadcaster of public television, radio and Internet programs, and books and other educational materials. He served as President of WGBH Educational Foundation from 1984 to 2007. Mr. Becton also serves as Lead Director of the Belo Corporation, is a director of Public Radio International and the PBS Foundation, and is a director/trustee of various DWS mutual funds.

Mr. Becton possesses a broad range of operational, financial and corporate governance experience developed through his professional and board-related activities in a variety of contexts. This broad background is coupled with Mr. Becton’s extensive knowledge of BD, which provides him with a unique perspective on BD.

Catherine M. Burzik, 62, served as President and Chief Executive Officer of Kinetic Concepts, Inc., a medical device company specializing in the fields of woundcare and regenerative medicine, from 2006 until January 2012 following the sale of the company. Ms. Burzik currently serves as Chair of the Board of Directors of VitaPath Genetics, Inc. and as Chair of the San Antonio Branch of the Dallas Federal Reserve Board. Previously, Ms. Burzik was President of Applied Biosystems; President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company; and held senior executive roles at Eastman Kodak Company. Ms. Burzik was formerly a director of Allscripts Healthcare Solutions, Inc.

Ms. Burzik is a seasoned executive in the healthcare industry, having led major medical device, diagnostic, diagnostic imaging and life sciences businesses. She contributes strong strategic and leadership expertise, and extensive knowledge of the global healthcare field.

Edward F. DeGraan, 69, has been a director since 2003. In 2006, he retired as Vice Chairman – Gillette of the Procter & Gamble Company, a manufacturer of consumer products. Prior thereto, he was Vice Chairman of The Gillette Company, and served as its President and Chief Operating Officer from 2000 until 2003. He also served as Acting Chief Executive Officer of Gillette from October 2000 to February 2001. Mr. DeGraan also is a director of Amica Mutual Insurance Company and a Senior Advisor of Centerview Partners, L.P.

Mr. DeGraan brings extensive operational, manufacturing and executive experience in a consumer industry with a strong manufacturing base. He possesses a broad background in strategic, business and financial planning and operations, deepened by his global perspective developed through his long tenure with a multinational company.

Vincent A. Forlenza, 59, has been a director since October 2011, and became BD’s Chairman in July 2012. He was elected BD’s Chief Executive Officer in October 2011 and has served as its President since January 2009. He also served as BD’s Chief Operating Officer from July 2010 to October 2011, and prior thereto, served as Executive Vice President.

Mr. Forlenza has been with BD for over thirty years in a number of different capacities, including strategic planning, marketing, general management in all three of BD’s segments, and overseas roles. Mr. Forlenza brings to the Board extensive business and industry experience, and provides the Board with a unique perspective on BD’s strategy and operations, particularly in the area of new product development.

Claire M. Fraser, Ph.D, 57, has been a director since 2006. Since 2007, she has been Director of the Institute for Genome Sciences and a Professor of Medicine at the University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to 2007, she served as President and Director of The Institute for Genomic Research, a not-for-profit center dedicated to deciphering and analyzing genomes.

Dr. Fraser is a prominent scientist with a strong background in infectious diseases and molecular diagnostics, including the development of novel diagnostics and vaccines. She also brings considerable managerial experience in her field.

Christopher Jones, 57, has been a director since 2010. Mr. Jones retired in 2001 as Chief Executive Officer of JWT Worldwide (previously known as J. Walter Thompson), an international marketing firm. Since 2002, Mr. Jones has been Operating Partner and director at Motion Equity Partners (formerly Cognetas LLP), a pan-European private equity firm. He has been the non-executive Chairman of Results International Group since 2002. He also is Chairman of the Board of The Pavilion Clinic and a member of the Health Advisory Board of The Johns Hopkins University Bloomberg School of Public Health.

Mr. Jones contributes an important international perspective based on his distinguished career as a marketing leader and head of a global marketing firm. He offers substantial marketing, strategic and managerial expertise derived from his broad range of activities in the field.

Marshall O. Larsen, 64, has been a director since 2007. Mr. Larsen retired in July 2012 as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen also is a director of Lowe’s Companies, Inc., United Technologies Corp. and the Federal Reserve Bank of Richmond, and is a member of The Business Council.

As a veteran chief executive officer of a public company, Mr. Larsen offers the valuable perspective of an individual with highly-developed executive leadership and financial and strategic management skills in a global manufacturing company. These qualities reflect considerable domestic and international business and financial experience.

Adel A.F. Mahmoud, M.D., Ph.D, 71, has been a director since 2006. In 2006, Dr. Mahmoud retired as Chief Medical Advisor, Vaccines and Infectious Diseases and member of the Management Committee of Merck & Co., Inc., a pharmaceutical company. From 1999 to 2005, he served as President, Merck Vaccines. In 2007, he joined Princeton University as Professor, Department of Molecular Biology and the Woodrow Wilson School of Public and International Affairs. Dr. Mahmoud also is a director of GenVec, Inc. and Inovio Pharmaceuticals, Inc. He is also a member of the Board of the International AIDS Vaccine Initiative (IAVI).

Dr. Mahmoud is a distinguished scientist, physician and business leader with broad and deep knowledge of infectious diseases and vaccines. He brings strong technical, strategic and operational experience as a former senior executive with a major global pharmaceutical company, as well as an extensive academic background.

Gary A. Mecklenburg, 66, has been a director since 2004. In 2006, he retired as President and Chief Executive Officer of Northwestern Memorial HealthCare, the parent corporation of Northwestern Memorial Hospital, a position he had held since 1986. He also served as President of Northwestern Memorial Hospital from 1985 to 2002. He is currently an Executive Partner of Waud Capital Partners, L.L.C., a private equity investment firm. Mr. Mecklenburg is also a director of LHP Hospital Partners, Inc., and was formerly a director of Acadia Healthcare Company, Inc.

Mr. Mecklenburg’s long tenure in hospital administration affords him a broad perspective on the many facets of the delivery of healthcare and a deep knowledge of healthcare financing and administration. As the former leader of a major teaching hospital, Mr. Mecklenburg possesses strong executive management, financial, strategic and operational knowledge as applied in a healthcare setting.

James F. Orr, 67, has been a director since 2000. In 2007, he retired as Chairman of the Board of Convergys Corporation, a provider of customer management, employee care and outsourced billing services, a position he had held since 2000. He also served as Convergys’ Chief Executive Officer from 1998 until his retirement in 2007, and also as its President from 1998 to 2005. Mr. Orr also is a director of Ohio National Financial Services, Inc.

Mr. Orr contributes the important insights of a former chief executive officer of a public company. His background reflects extensive managerial, strategic, operational and financial experience from the perspective of a service industry. He also possesses a depth of understanding of corporate governance and enterprise risk management.

Willard J. Overlock, Jr., 66, has been a director since 1999. He retired in 1996 as a partner in Goldman, Sachs & Co., where he served as a member of its Management Committee, and retains the title of Senior Director to The Goldman Sachs Group, Inc. Mr. Overlock also is a trustee of Rockefeller University and a member of the Board of Directors of The Albert and Mary Lasker Foundation.

Mr. Overlock has broad financial and investment banking experience based on his senior leadership roles in these areas. He contributes financial and transactional expertise and acumen in mergers and acquisitions and complex financial transactions.

Rebecca W. Rimel, 61, has been a director since July 2012. Since 1994, she has served as President and Chief Executive Officer of The Pew Charitable Trusts, a public charity that provides grants to improve public policy and support community service. Ms. Rimel previously served as Assistant Professor in the Department of Neurosurgery at the University of Virginia Hospital and also as Head Nurse of its medical center emergency department. Ms. Rimel also is a director of CardioNet, Inc., a director/trustee of various DWS mutual funds, and a trustee of Washington College.

Ms. Rimel was added to the Board due to her executive leadership and her extensive experience in public policy and advocacy, particularly in the area of healthcare. She also brings to the Board the perspective of someone with a strong background in the healthcare field.

Bertram L. Scott, 61, has been a director since 2002. Mr. Scott is the President and Chief Executive Officer of Affinity Health Plan. He previously served as President, U.S. Commercial of CIGNA Corporation from June 2010 to December 2011. Prior thereto, Mr. Scott served as Executive Vice President of TIAA-CREF from 2000 to 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott also is a director of AXA Financial, Inc.

Mr. Scott possesses strong strategic, operational and financial experience from the variety of executive roles in which he has served during his career. He brings experience in corporate governance and business expertise in the insurance and healthcare fields.

Alfred Sommer, M.D., M.H.S., 70, has been a director since 1998. He is Professor of International Health, Epidemiology, and Ophthalmology at The Johns Hopkins University (“JHU”) Bloomberg School of Public Health (the “Bloomberg School”) and the JHU School of Medicine, positions he has held since 1986. He is Dean Emeritus of the Bloomberg School, having served as Dean from 1990 to 2005. He is a member of the National Academy of Sciences and the Institute of Medicine. He is a recipient of the Albert Lasker Award for Medical Research. Dr. Sommer also is a director of T. Rowe Price Group, Inc., and Chairman of the Board of Directors of The Albert and Mary Lasker Foundation.

Dr. Sommer is a renowned clinician, researcher and academic administrator with substantial and broad experience in medicine and the public health field, and has valuable board experience in the for-profit and nonprofit realms. These attributes enable him to offer deep insights into global healthcare issues and medical technology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS

The Board and Committees of the Board

BD is governed by a Board of Directors that currently consists of 14 members, 13 of whom have been determined by the Board to be independent. The Board has established four operating committees (the “Committees”): the Audit Committee; the Compensation and Benefits Committee (the “Compensation Committee”); the Corporate Governance and Nominating Committee (the “Governance Committee”); and the Science, Innovation and Technology Committee. These Committees meet regularly. The Board has also established an Executive Committee that meets only as needed. Committee meetings may be called by the Committee chair, the Chairman of the Board or a majority of Committee members. The Board has adopted written charters for each of the Committees that are posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of these charters, BD’s 2012 Annual Report on Form 10-K, and BD’s reports and statements filed with or furnished to the SEC, may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 201-847-6800.

Committee Membership and Function

Set forth below is a summary description of each of the Committees.

AUDIT COMMITTEE

Function

•	Retains and reviews the qualifications, independence and performance of BD’s registered public accounting firm (the “independent auditors”).

•

Reviews BD’s public financial disclosures and financial statements, and its accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; BD’s internal audit process; and the effectiveness of BD’s internal control over financial reporting.

•	Reviews BD’s guidelines and policies relating to enterprise risk assessment and risk management, and management’s plan for risk mitigation or remediation.

•	Oversees BD’s ethics and enterprise compliance practices.

•	Reviews financial strategies regarding currency, interest rates and use of derivatives, and reviews BD’s insurance program.

•	Functions as a qualified legal compliance committee, if necessary.

Members	Basil L. Anderson—Chair Christopher Jones Marshall O. Larsen Gary A. Mecklenburg James F. Orr Rebecca W. Rimel Bertram L. Scott

The Board has determined that the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE for audit committee members. The Board also has determined that each of Messrs. Anderson, Larsen, Orr and Scott qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee regularly meets separately with BD’s internal auditors and the independent auditors to ensure full and frank communications with the Audit Committee.

COMPENSATION AND BENEFITS COMMITTEE

Function

•

Reviews BD’s compensation and benefits policies, recommends the compensation of the Chief Executive Officer to the non-management members of the Board for their approval, and approves the compensation of BD’s other executive officers.

•	Approves all employment, severance and change of control agreements of BD with executive officers.

•	Serves as the granting and administrative committee for BD’s equity compensation plans.

•	Oversees certain other BD benefit plans.

Members	Edward F. DeGraan—Chair Basil L. Anderson Marshall O. Larsen James F. Orr Willard J. Overlock, Jr. Bertram L. Scott

The Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE.

Procedure for Determining Executive Compensation

The Compensation Committee oversees the compensation program for the named executive officers listed in the Summary Compensation Table on page 39 and for BD’s other executive officers. The Compensation Committee recommends compensation actions regarding the Chief Executive Officer to the full Board and is delegated the authority to take compensation actions with respect to BD’s other executive officers. The Compensation Committee may not delegate these responsibilities to another Committee, an individual director or members of management.

Role of Management

The Compensation Committee’s meetings are typically attended by BD’s Chief Executive Officer, Senior Vice President—Human Resources and others who support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee considers management’s views relating to compensation matters, including the performance metrics and targets for BD’s performance-based compensation. Management also provides information (which is reviewed by our Internal Audit Department) to assist the Committee in determining the extent to which performance targets have been achieved. This includes any recommended adjustments to BD’s operating results when assessing BD’s performance. The Chief Executive Officer and Senior Vice President—Human Resources also work with the Compensation Committee chair in establishing meeting agendas.

The Compensation Committee meets in executive session with no members of management present for part of each of its regular meetings. The Compensation Committee also meets in executive session when considering compensation decisions regarding our executive officers.

Role of the Independent Consultant

The Compensation Committee is also assisted in fulfilling its responsibilities by its independent consultant, Pay Governance LLC (“Pay Governance”). Pay Governance is engaged by, and reports directly to, the Compensation Committee. The Compensation Committee is not aware of any conflict of interest on the part of Pay Governance relating to the services performed by Pay Governance for the Compensation Committee. During fiscal year 2012, Pay Governance was not engaged to perform any services for BD or BD’s management. The Compensation Committee has adopted a policy prohibiting Pay Governance from providing any services to BD or BD’s management without the Compensation Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases. No other consultant was used by the Compensation Committee or management with respect to the 2012 compensation of BD’s executive officers.

Pay Governance reviews all materials prepared for the Compensation Committee by management, prepares additional materials as may be requested by the Compensation Committee, and attends Compensation Committee meetings. In its advisory role, Pay Governance assists the Compensation Committee in the design and implementation of BD’s compensation program. This includes assisting the Compensation Committee in selecting the key elements to include in the program, the targeted payments for each element, and the establishment of performance targets. Pay Governance also provides market comparison data, which is one of the factors considered by the Compensation Committee in making compensation decisions, and makes recommendations to the Compensation Committee regarding the compensation of BD’s Chief Executive Officer.

Pay Governance also conducts an annual review of the compensation practices of select peer companies. Based on this review, Pay Governance advises the Compensation Committee with respect to the competitiveness of BD’s compensation program in comparison to industry practices, and identifies any trends in executive compensation.

Setting Compensation

At the end of each fiscal year, the Board conducts a review of the Chief Executive Officer’s performance. At the following Board meeting, the Board sets the compensation of the Chief Executive Officer after considering the results of the review, market comparison data and the recommendations of the Compensation Committee. Neither the Chief Executive Officer nor any other members of management are present during this session. The Chief Executive Officer does not play a role in determining or recommending his own compensation.

The Compensation Committee is responsible for determining the compensation of BD’s other executive officers. The Chief Executive Officer, in consultation with the Senior Vice President—Human Resources, reviews the performance of the other executive officers with the Compensation Committee and makes compensation recommendations for its consideration. The Compensation Committee determines the compensation for these executives, in consultation with Pay Governance, after considering the Chief Executive Officer’s recommendations, market comparison data regarding compensation levels among peer companies and the views of Pay Governance. All decisions regarding the compensation of BD’s other executive officers are made in executive session.

The Board has delegated responsibility for formulating recommendations regarding non-management director compensation to the Governance Committee, which is discussed below.

SCIENCE, INNOVATION AND TECHNOLOGY COMMITTEE

Function

•	Oversees BD’s research and development activities.

•	Oversees BD’s strategic marketing activities as they relate to BD’s innovation agenda.

•	Oversees BD’s policies, practices and procedures relating to regulatory compliance and product quality and safety.

Members	Alfred Sommer—Chair Henry P. Becton, Jr. Claire M. Fraser Christopher Jones Adel A.F. Mahmoud Gary A. Mecklenburg Rebecca W. Rimel

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Function

•	Identifies and recommends candidates for election to the Board.

•	Reviews the composition, structure and function of the Board and its Committees, as well as the performance and compensation of non-management directors.

•	Monitors BD’s corporate governance and Board practices, and oversees the Board’s self-evaluation process.

•

Oversees BD’s policies, practices and procedures impacting BD’s image and reputation and its standing as a responsible corporate citizen, including, without limitation, issues relating to communications with BD’s key stakeholders, community relations, and public policy and government relations activities.

Members	Henry P. Becton, Jr.—Chair Edward F. DeGraan Claire M. Fraser Adel A.F. Mahmoud Willard J. Overlock, Jr. Alfred Sommer

The Board has determined that each member of the Governance Committee meets the independence requirements of the NYSE. As stated above, the Governance Committee reviews the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation, and may not delegate these responsibilities to another Committee, an individual director or members of management. The Governance Committee has retained Pay Governance as an independent consultant for this purpose. Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Governance Committee regarding the components and levels of non-management director compensation. The Governance Committee is not aware of any conflict of interest on the part of Pay Governance arising from these services. Executive officers do not play any role in either determining or recommending non-management director compensation.

Board, Committee and Annual Meeting Attendance

The Board and its Committees held the following number of meetings during fiscal year 2012:

Board	6
Audit Committee	11
Compensation and Benefits Committee	7
Corporate Governance and Nominating Committee	5
Science, Innovation and Technology Committee	5

The Executive Committee did not meet during fiscal year 2012.

Each director attended 75% or more of the total number of the meetings of the Board and the Committees on which he or she served during fiscal year 2012. BD’s non-management directors met in executive session at each of the Board meetings held during fiscal year 2012.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All but one of the fifteen directors then serving attended BD’s 2012 Annual Meeting of Shareholders.

Non-Management Directors’ Compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of BD’s non-management director compensation are a cash retainer, equity compensation, Committee chair fees and Lead Director fees. Of the base compensation paid to the non-management directors (which does not include Committee chair and Lead Director fees), approximately two-thirds currently is equity compensation that directors are required to retain until they complete their service on the Board. See “Corporate Governance—Significant Governance Practices—Equity Ownership by Directors” on page 20. This retention feature serves to better align the interests of the directors and BD shareholders and ensure compliance with the director share ownership guidelines. Mr. Forlenza does not receive compensation related to his service as a director.

Cash Retainer

Each non-management director currently receives an annual cash retainer of $81,000 for services as a director. Directors do not receive meeting attendance fees.

Equity Compensation

Each non-management director elected at an Annual Meeting of Shareholders is granted restricted stock units then valued at $162,000 (using the same methodology used to value awards made to executive officers). Directors newly elected to the Board receive a restricted stock unit grant that is pro-rated from the effective date of their election to the next Annual Meeting. The shares of BD common stock underlying the restricted stock units are not issuable until a director’s separation from the Board.

Committee Chair/Lead Director Fees

An annual fee of $10,000 is paid to each Committee chair, except that the fee for the Audit Committee chair is $15,000 in recognition of the Audit Committee’s responsibilities. An annual fee of $25,000 is paid to the Lead Director. No fee is paid to the Chair of the Executive Committee.

Other Arrangements

BD reimburses non-management directors for travel and other business expenses incurred in the performance of their services for BD. Directors may travel on BD aircraft in connection with such activities, and, on limited occasions, spouses of directors have joined them on such flights. No compensation is attributed to the director for these flights in the table below, since the aggregate incremental costs of spousal travel were minimal. Directors are also reimbursed for attending director education courses. BD occasionally invites spouses of directors to Board-related business events, for which they are reimbursed their travel expenses.

Directors are eligible, on the same basis as BD associates, to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions made to qualifying nonprofit organizations. The aggregate annual limit per participant is $5,000.

The following table sets forth the compensation received by BD’s non-management directors during fiscal year 2012.

Fiscal Year 2012 Non-Management Directors’ Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Basil L. Anderson	$94,000	$167,170	—	—	$261,170
Henry P. Becton, Jr.	114,000	167,170	$1,158	—	282,328
Edward F. DeGraan	89,000	167,170	—	—	256,170
Claire M. Fraser	79,000	167,170	—	—	246,170
Christopher Jones	79,000	167,170	—	$5,000	251,170
Marshall O. Larsen	79,000	167,170	1,226	—	247,396
Adel A.F. Mahmoud	79,000	167,170	—	—	246,170
Gary A. Mecklenburg	79,000	167,170	—	—	246,170
Cathy E. Minehan (5)	25,000	0	—	—	25,000
James F. Orr	79,000	167,170	—	—	246,170
Willard J. Overlock, Jr.	79,000	167,170	—	—	246,170
Rebecca W. Rimel	15,481	84,172	—	—	99,653
Bertram L. Scott	79,000	167,170	986	—	247,156
Alfred Sommer	89,000	167,170	—	5,000	261,170

(1)	Reflects a cash retainer at the rate of $75,000 per annum for part of the year, and a cash retainer at the rate of $81,000 per annum for the remainder of the year.

(2)	The amounts shown in the “Stock Awards” column reflect the grant date fair value under FASB ASC Topic 718 of restricted stock units awarded to non-management directors during the fiscal year. The amounts shown are slightly different than the $162,000 target award value, since a 20-day average of BD’s stock price is used to value the units granted rather than the grant date price. For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see Note 7 to the consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Listed below are the aggregate outstanding restricted stock unit awards and option awards held by each non-management director at the end of fiscal year 2012. Stock options have not been issued to non-management directors since 2005.

Name	Stock Awards Outstanding at September 30, 2012 (#)	Option Awards Outstanding at September 30, 2012 (#)
Basil L. Anderson	15,214	2,160
Henry P. Becton, Jr.	16,601	7,217
Edward F. DeGraan	16,601	4,436
Claire M. Fraser	11,739	0
Christopher Jones	5,237	0
Marshall O. Larsen	10,004	0
Adel A.F. Mahmoud	11,739	0
Gary A. Mecklenburg	15,214	2,160
James F. Orr	16,601	4,436
Willard J. Overlock, Jr.	16,601	4,436
Rebecca W. Rimel	1,143	0
Bertram L. Scott	16,601	7,217
Alfred Sommer	16,601	0

(3)	Represents interest on deferred directors’ fees in excess of 120% of the federal long-term rate.

(4)	Amounts shown represent matching gifts under BD’s Matching Gift Program, which is more fully discussed on the previous page.

(5)	Ms. Minehan left the Board on January 31, 2012.

Directors’ Deferral Plan

Directors may defer receipt of all or part of their annual cash retainer and other cash fees pursuant to the provisions of the 1996 Directors’ Deferral Plan. Directors may also defer receipt of shares issuable to them under their restricted stock unit awards upon leaving the Board. A general description of the 1996 Directors’ Deferral Plan appears on page 62.

Communication with Directors

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so by contacting the Lead Director either:

•	by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264;

•

by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or

•	by email to ethics_office@bd.com.

All communications will be kept confidential and promptly forwarded to the Lead Director, who shall, in turn, forward them promptly to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate security department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.

CORPORATE GOVERNANCE

Corporate Governance Principles

BD’s commitment to good corporate governance is embodied in our Corporate Governance Principles (the “Principles”). The Principles set forth the Board’s views and practices regarding a number of governance topics, and the Governance Committee assesses the Principles on an ongoing basis in light of current practices. The Principles cover a wide range of topics, including voting for directors; board leadership structure; the selection of director nominees; director independence; annual self-evaluations of the Board and its Committees; conflicts of interest; charitable contributions to entities with which BD’s executive officers and directors are affiliated, and other significant governance practices. The Principles are available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Principles may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of BD’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

In connection with Vince A. Forlenza’s appointment as Chief Executive Officer in October 2011, succeeding Edward J. Ludwig, Mr. Ludwig continued to serve as the Chairman of the Board during Mr. Forlenza’s transition to his new role. Upon Mr. Ludwig’s departure from the Board in June of this year, the Board appointed Mr. Forlenza to the additional role of Chairman. The Board believes it is in BD’s best interests to have Mr. Forlenza also serve as Chairman, as this arrangement permits a clear, unified strategic vision for BD that ensures alignment between the Board and management, provides clear leadership for BD and helps ensure accountability for BD’s performance. As the individual with primary responsibility for managing BD’s day-to-day operations and with in-depth knowledge and understanding of BD, Mr. Forlenza is best positioned to lead the Board through reviews of key business and strategic issues.

At the same time, the role of Lead Director, currently being served by Henry P. Becton, Jr., allows the non-management directors to provide independent Board leadership and oversight of management. The Principles provide for the appointment of a Lead Director from among the independent directors whenever the Chairman is not independent. The responsibilities of the Lead Director include:

•	Presiding over executive sessions of the non-management directors and over Board meetings in the absence of the Chairman;

•	Consulting on and approving Board agendas and meeting schedules;

•	Ensuring the adequacy of the flow of information to the non-management directors;

•	Together with the Chair of the Compensation Committee, coordinating the evaluation of the Chief Executive Officer by the non-management directors;

•	Acting as a liaison between the non-management directors and the Chief Executive Officer; and

•	Serving as a contact person to facilitate communications between BD’s associates, shareholders and other constituents and the non-management directors.

The Board believes having an independent Lead Director provides independent oversight of management, including risk oversight, while avoiding the risk of confusion regarding the Board’s oversight responsibilities and the day-to-day management of the business. As such, this structure provides independent Board leadership and engagement, while deriving the benefit of having the Chief Executive Officer also serve as Chairman.

Board’s Oversight of Risk

BD’s management engages in a process referred to as enterprise risk management (“ERM”) to identify, assess, manage and mitigate a broad range of risks across BD’s businesses, regions and functions and to ensure alignment of our risk assessment and mitigation efforts with BD’s corporate strategy. The Audit Committee, through the authority delegated to it by the Board of Directors, is primarily responsible for overseeing BD’s ERM activities to determine whether the process is functioning effectively and is consistent with BD’s business strategy. At least twice a year, senior management reviews the results of its ERM activities with the Audit Committee, including the process used within the organization to identify risks, management’s assessment of the significant categories of risk faced by BD (including any changes in such assessment since the last review), and management’s plans to mitigate the potential exposures. On at least an annual basis, the significant risks identified through BD’s ERM activities and the related mitigation plans are reviewed with the full Board. Often, particular risks are reviewed in-depth with the Audit Committee or the full Board at subsequent meetings.

In addition, the full Board reviews the risks associated with BD’s strategic plan and discusses the appropriate levels of risk in light of BD’s objectives. This is done through an annual strategy review process, periodically throughout the year as part of its ongoing review of corporate strategy, and otherwise as necessary. The full Board also regularly oversees other areas of potential risk, including BD’s capital structure, acquisitions and divestitures, and succession planning for BD’s Chief Executive Officer and other members of senior management.

The various Committees of BD’s Board are also responsible for monitoring and reporting on risks associated with their respective areas of oversight. The Audit Committee oversees BD’s accounting and financial reporting processes and the integrity of BD’s financial statements, BD’s processes to ensure compliance with laws, and its hedging activities and insurance coverages. The Compensation Committee oversees risks associated with BD’s compensation practices and programs, and the Governance Committee oversees risks relating to BD’s corporate governance practices, including director independence, related person transactions and conflicts of interest. In connection with its oversight responsibilities, each Committee often meets with members of management who are primarily responsible for the management of risk in their respective areas, including BD’s Chief Financial Officer, Senior Vice President–Human Resources, General Counsel, Senior Vice President–Regulatory Affairs, Chief Ethics and Compliance Officer and other members of senior management.

Risk Assessment of Compensation Programs

With respect to our compensation policies and practices, BD’s management reviewed our policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on BD. In connection with this risk assessment, management reviewed the design of BD’s compensation and benefits programs (in particular our performance-based compensation programs) and related policies, potential risks that could be created by the programs, and features of our programs and corporate governance generally that help to mitigate risk. Among the factors considered were the mix of cash and equity compensation, and of fixed and variable compensation, paid to our associates; the balance between short- and long-term objectives in our incentive compensation; the performance targets, mix of performance metrics, vesting periods, threshold performance requirements and funding formulas related to our incentive compensation; the degree to which programs are formulaic or provide discretion to determine payout amounts; caps on payouts; our clawback and share ownership policies; and our general governance structure. Management reviewed and discussed the results of this assessment with the Compensation Committee. Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on BD.

Director Nomination Process

The Governance Committee reviews potential director candidates and recommends nominees for director to the full Board for approval. In making its recommendations, the Committee assesses the overall composition of the Board, including diversity, age, skills, international background, and experience and prominence in areas of importance to BD. The Board seeks to achieve among its directors a diversity of viewpoint, experience, knowledge, ethnicity and gender that fits the needs of the Board at that particular time.

When considering individual director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. From time-to-time, the Governance Committee has retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.

The Governance Committee believes that any nominee for director must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties, including, but not limited to, attendance at meetings.

•	Candidates should be team-oriented and be committed to the interests of all shareholders as opposed to those of any particular constituency.

The Governance Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of the individual director evaluation process, the Governance Committee reports its conclusions and recommendations for nominations to the full Board.

It is the Governance Committee’s policy to consider referrals of prospective nominees for the Board from other Board members and management, as well as shareholders and other external sources, such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates irrespective of their source.

To recommend a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

Significant Governance Practices

Described below are some of the significant corporate governance practices that have been instituted by the BD Board.

Annual Election of Directors

BD’s directors are elected annually. The Board believes that annual elections of directors reflect a corporate governance best practice, as it provides shareholders the opportunity to express their views on the performance of the entire Board each year.

Voting for Directors

Under our By-Laws, in uncontested elections (where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board of Directors. Any incumbent director who fails to receive the requisite affirmative vote is required to offer to submit his or her resignation to the Board following the shareholder vote. The Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This structure allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue, and enables it to avoid undesirable and disruptive governance consequences.

Board Self-Evaluation

Each year the Board conducts a self-evaluation of its performance and effectiveness. As part of this process, each director completes an evaluation form on specific aspects of the Board’s role, organization and meetings. The collective comments are then presented by the Chair of the Governance Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier, and develops actions to be taken to enhance the Board’s effectiveness over the next year. The Board’s evaluation covers many areas (a complete list is available on BD’s website at www.bd.com/investors/corporate_governance). Additionally, each Committee conducts an annual self-evaluation of its performance through a similar process.

Equity Ownership by Directors

The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, a significant portion of non-management director compensation is in the form of restricted stock units that are not distributable until a director completes his or her service on the Board. The Board believes these equity interests help to better align the interests of the non-management directors with shareholders. Under the Board’s share ownership guidelines, each non-management director is required to own shares of common stock (which includes restricted stock units) valued at five times the annual cash retainer and must comply with the guidelines within three years of joining the Board.

Annual Report of Charitable Contributions

In furtherance of BD’s commitment to good governance and disclosure practices, the Principles require that BD’s charitable contributions or pledges in an aggregate amount of $50,000 or more (not including contributions under BD’s Matching Gift Program) to entities with which BD’s directors and their families are affiliated must be approved by the Governance Committee. In addition, BD is required by the Principles to post on its website, at www.bd.com/investors/corporate_governance/, an Annual Report of Charitable Contributions (the “Contributions Report”) listing all contributions and pledges made by BD to organizations affiliated with any director or executive officer during the preceding fiscal year in an amount of $10,000 or more. The Contributions Report, which BD has voluntarily issued since 2002, includes a discussion of BD’s contributions philosophy and the alignment of BD’s philanthropic activities with its philosophy, together with additional information about each contribution or pledge.

Enterprise Compliance

Under the oversight of the Audit Committee, BD’s enterprise compliance function seeks to ensure that BD has policies and procedures designed to prevent and detect violations of the many laws, regulations and policies affecting its business, and that BD continuously encourages lawful and ethical conduct. Launched in 2005, BD’s enterprise compliance function supplements the various compliance and ethics functions that are also in place at BD, and seeks to ensure better coordination and effectiveness through program design, prevention, and promotion of an organizational culture of compliance. A Compliance Committee comprised of members of senior management oversees the activities of the Chief Ethics and Compliance Officer. Another key element of this program is training. Courses offered include a global on-line compliance training program focused on BD’s Code of Conduct, as well as other courses covering various compliance topics such as antitrust, anti-bribery, conflicts of interest, financial integrity, industry marketing codes and information security.

Political Contributions

We have a policy that prohibits the expenditure of company assets for political campaigns without the express authorization of the Chief Executive Officer or Chief Financial Officer, compliance with company policies and all applicable laws, and clearance from BD’s internal law department. Contributions outside the United States must also be approved by the relevant country leaders. In 2012, no corporate funds were used to support political campaigns. BD’s general prohibition on the use of corporate funds for political campaigns extends to “super PACs”. We have also advised the major industry associations in which BD has membership that we do not authorize them to use any portion of our dues or other funds for “super PACs” or any other political campaign purpose.

Director Independence; Policy Regarding Related Person Transactions

Under the NYSE rules and our Principles, a director is deemed not to be independent if the director has a direct or indirect material relationship with BD (other than his or her relationship as a director). The Governance Committee annually reviews the independence of all directors and nominees for director and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in the Principles. The Independence Guidelines set forth certain categories of relationships (and related dollar thresholds) between BD and directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has deemed to be either material or immaterial for purposes of assessing a director’s independence. In the event a director has any relationship with BD that is not addressed in the Independence Guidelines, the independent members of the Board review the facts and circumstances to determine whether such relationship is material. The Principles are available on BD’s website at www.bd.com/investors/corporate-governance/. The Independence Guidelines are contained in Principle No. 7.

The Board has determined that the following nominees for director are independent under the NYSE rules and our Independence Guidelines: Basil L. Anderson, Henry P. Becton, Jr., Catherine M. Burzik, Edward F. DeGraan, Claire M. Fraser, Christopher Jones, Marshall O. Larsen, Adel A.F. Mahmoud, Gary A. Mecklenburg, James F. Orr, Willard J. Overlock, Jr., Rebecca W. Rimel, Bertram L. Scott and Alfred Sommer. The Board had also previously determined that Cathy E. Minehan, who had served on the Board up to last year’s annual meeting, was independent under the NYSE rules and the Principles. Vincent A. Forlenza is an employee of BD and, therefore, is not independent under the NYSE rules and the Principles.

In determining that each of the nominees is independent, the Board reviewed BD’s transactions or other dealings with organizations with which a director may be affiliated. Such affiliations included service by the director or an immediate family member as an officer, employee, or member of a governing or advisory board. In conducting its review, the Board determined that, in each instance, the nature of the relationship, the degree of the director’s involvement with the organization and the amount involved would not impair the director’s independence under the Independence Guidelines. In addition, in most instances, the director played no active role in the organization’s relationship with BD, and, in some instances, the relationship involved a unit of such organization other than the one with which the director is involved. Accordingly, the Board determined that none of these relationships was material or impaired the director’s independence or judgment.

The types of transactions with director-affiliated organizations considered by the Board consisted of payments related to the purchase or sale of products and/or services (in the cases of Anderson, Becton, Burzik, Fraser, Jones, Larsen, Mecklenburg, Minehan, Orr, Overlock, Scott, and Sommer), the licensing of intellectual property rights (in the cases of Fraser, Mahmoud and Sommer) and charitable contributions (in the cases of Jones, Overlock and Sommer).

The Board has also established a written policy (the “Policy”) requiring Board approval or ratification of transactions involving more than $120,000 per year in which a director, executive officer or shareholder owning more than 5% of BD’s stock (excluding certain passive investors) or their immediate family members has, or will have, a material interest. The Policy is available on BD’s website at www.bd.com/investors/corporate_governance/. The Policy excludes certain specified transactions, including certain charitable contributions, transactions available to associates generally, and indemnification and advancement of certain expenses. The Governance Committee is responsible for the review and approval or ratification of transactions subject to the Policy. The Governance Committee will approve or ratify only those transactions that it determines in its business judgment are fair and reasonable to BD and in (or not inconsistent with) the best interests of BD and its shareholders, and that do not impact the director’s independence.

During fiscal year 2012, BD paid affiliates of State Street Corporation (“State Street”), a holder of more than 5% of BD common stock, $870,000 for banking services and investment management of various 401(k) funds. These transactions were not required to be approved under the Policy, since State Street is considered a passive investor in BD.

Code of Conduct

BD maintains a Code of Conduct (the “Code”) that is applicable to all directors, officers and associates of BD, including its Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officers. It sets forth BD’s policies and expectations on a number of topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of BD’s assets, and business ethics. The Code also sets forth procedures for the communicating and handling of any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters.

BD also maintains an Ethics Help Line telephone number (the “Help Line”) for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all associates worldwide. Associates using the Help Line may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with investigation of an inquiry. All Help Line inquiries are forwarded to BD’s Chief Ethics and Compliance Officer for investigation. The Audit Committee is informed of any matters reported to the Chief Ethics and Compliance Officer, whether through the Help Line or otherwise, involving accounting, internal control or auditing matters, or any fraud involving management or persons who have a significant role in BD’s internal controls.

The Chief Ethics and Compliance Officer leads the BD Ethics Office, which administers BD’s ethics program. In addition to the Help Line, the ethics program provides for broad communication of BD’s Core Values, associate education regarding the Code and its requirements, and ethics training sessions.

Any waivers from any provisions of the Code for executive officers and directors will be promptly disclosed to shareholders. In addition, certain amendments to the Code, as well as any waivers from certain provisions of the Code given to BD’s Chief Executive Officer, Chief Financial Officer or principal accounting officer, will be posted at the website address set forth below.

The Code is available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Code may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

The primary objective of the BD compensation program is to fully support the strategic business goal of delivering superior long-term shareholder returns through sustained revenue growth, EPS growth, return on capital and other metrics. As such, we intend to ensure a high degree of alignment between pay and the long-term value and financial soundness of BD. The Compensation and Benefits Committee of the Board of Directors (the “Committee”) has established the following compensation principles to meet this objective:

•	Aligning the interests of executives and shareholders

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Through equity compensation and equity ownership guidelines for executives, we seek to align the interests of executives with those of the company’s shareholders. This represents the largest portion of our compensation structure in terms of target value.

•	Linking rewards to performance

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We maintain a pay-for-performance philosophy based on actual performance as against clear, measurable company performance targets, particularly those metrics that support the creation of long-term shareholder value.

•	Delivering superior business and financial results

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Performance targets are set to reward executives for achieving short- and long-term results in line with our objective of enhancing long-term shareholder value. In setting short-term goals and in rewarding performance, we will take care to ensure that we do not create incentives to take inappropriate risks.

•	Offering a competitive compensation structure

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We have established and intend to maintain a competitive structure that supports the recruitment and retention of high-performance executives essential to driving the business results required to execute our strategy and create long-term value for shareholders. This structure is determined, in part, by evaluating peer group data, which is provided and analyzed by the Committee’s independent consultant, Pay Governance LLC.

•	Maintaining a transparent compensation structure

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The Committee strives to provide absolute transparency to executives, employees and shareholders of all aspects of BD’s compensation and benefits structure. This includes disclosure of performance targets, payout formulas, details of other earned benefits and the Committee’s use of discretion in determining award payouts.

•	Maintaining Committee independence

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The Committee is made up exclusively of independent directors and utilizes an independent compensation consultant, Pay Governance LLC, which, by Committee policy, is prohibited from performing any services for BD or its management without the Committee’s prior approval.

•	Retaining prerogative to adjust programs

•	The Committee retains the prerogative to change or modify compensation and benefit programs to reflect prevailing economic, market or company financial conditions.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in BD’s Annual Report on Form 10-K for the year ended September 30, 2012 and in this proxy statement.

COMPENSATION AND BENEFITS COMMITTEE

Edward F. DeGraan—Chair

Basil L. Anderson

Marshall O. Larsen

James F. Orr

Willard J. Overlock, Jr.

Bertram L. Scott

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation program and the compensation actions taken with respect to the executive officers named in the Summary Compensation Table on page 39. We sometimes refer to these individuals as the “named executive officers” or “NEOs.” Mr. Elkins, who served as BD’s Executive Vice President and Chief Financial Officer during fiscal year 2012, resigned from BD effective November 9, 2012.

All references in this section to years are references to our fiscal year, which ends on September 30, unless otherwise noted.

This section includes a discussion of performance targets in the limited context of our executive compensation program. These targets are not statements of management’s expectations of our future results or other guidance. Investors should not use or evaluate these targets in any other context or for any other purpose.

Executive Summary

Overview of our compensation program

Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent is a key to delivering long-term shareholder returns, and that a competitive compensation plan is critical to that end. Therefore, we intend to provide a competitive compensation package to our executives that ties a significant portion of pay to performance and utilizes components that align the interests of our executives with those of BD’s shareholders.

The following is a summary of important aspects of our executive compensation program discussed later in this section.

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The key elements of our program are salary, annual cash incentives under our Performance Incentive Plan (“PIP”) and long-term equity compensation consisting of stock-settled stock appreciation rights (“SARs”), Performance Units and Time-Vested Units (“TVUs”).

•	We emphasize pay-for-performance to align executive compensation with our business strategy and the creation of long-term shareholder value.

•	While we emphasize “at risk” pay tied to performance, we believe our program does not encourage excessive risk taking by management.

•	Our executives are subject to robust share ownership guidelines and are prohibited from hedging against the economic risk of such ownership.

•	We offer our named executive officers very limited perquisites, and none of them have employment agreements.

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We have a compensation recovery policy that gives the Board discretion to recover incentive compensation paid to senior management in the event of a restatement of our financial statements due to misconduct.

•	We have “double-trigger” change of control agreements with our executives to provide continuity of management in the event of a change of control of BD.

•	The independent consultant to the Compensation and Benefits Committee (the “Compensation Committee”) did not provide any other services to BD or BD management in 2012.

Overview of 2012 operating performance and executive compensation

BD delivered solid results in 2012, driven by strong growth in safety-engineered device sales and in emerging markets. Similar to 2011, the medical device industry continued to face difficult macroeconomic conditions that adversely affected our underlying growth and profitability during the year. These conditions continued to put downward pressure on healthcare utilization in Western Europe and the U.S. and increased pricing pressure for certain products in our Medical segment. Our Biosciences segment was also unfavorably impacted in developed markets by an uncertain academic research spending environment for high-end instruments and increased competitiveness in research reagents.

Despite these ongoing challenges, management continued to execute on BD’s strategy and delivered solid results for the year. Highlights of our performance include:

•	Reported revenues grew about 1.6%, which included a 2.7% negative effect from currency translation. Underlying revenue growth was 4.3%.

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We reported earnings per share from continuing operations (“EPS”) of $5.30. While this was a slight decrease from the prior year, after excluding a $0.06 per share charge resulting from primarily non-cash pension settlements and a negative effect of $0.21 per share from foreign currency translation, our EPS was $5.58 (adjusted for rounding), representing about 5% underlying growth for the year. This growth came even after absorbing additional costs from unbudgeted acquisitions during the year.

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We continued to use our strong financial condition to position BD for long-term growth, including investments in high-growth areas in emerging markets and research and development spending. To this end, BD launched a number of new products during the year across all three of its business segments, and emerging markets accounted for almost a quarter of BD’s 2012 sales.

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Significant progress was made on BD’s operating efficiency initiatives. These include the initial roll-out of Project Everest (our enterprise resource planning upgrade), savings realized from ReLoCo (our program to reduce manufacturing costs), and our efforts to reduce overhead expense through the establishment of shared service centers and other projects. These savings allow BD to invest in higher-growth opportunities, such as emerging markets.

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We completed the acquisition of Kiestra Lab Automation, a maker of innovative automation solutions for microbiology laboratories, and of Sirigen Group Limited, a developer of unique dyes for flow cytometry, as part of our strategy to supplement internal growth with growth from strategic acquisitions.

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We announced plans to sell the majority of our Discovery Labware business, which allows us to focus our resources on the growth drivers for our BD Biosciences segment. This sale was completed in October 2012.

•	We returned $1.9 billion to shareholders through dividends and share repurchases. BD has increased its dividend for 40 consecutive years.

Based on BD’s performance, BD’s revenues were slightly above the revenue target and its EPS was at 98% of the EPS target for the year under the PIP, which resulted in available funding for PIP awards at 97% of target. The PIP awards made to our named executive officers, as a percentage of their target awards, were generally in line with this funding factor. In addition, the lower revenue growth BD experienced during the 2010-2012 fiscal years relative to the Performance Unit targets for that period resulted in there being no payout of the Performance Units covering the 2010-2012 performance cycle, continuing a trend over the last four performance cycles of below-target payouts for these awards. Consistent with our past practice, equity compensation represented a significant component of compensation in 2012. The increase in the equity compensation for Mr. Forlenza from 2011 was due to his election as Chief Executive Officer at the beginning of the fiscal year. The other increases in equity compensation paid to NEOs were based on performance, increased responsibilities assumed during the year and/or to align award values with market practices.

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program include:

Offering competitive compensation. We seek to offer a competitive compensation package that helps us attract and retain our executives.

Linking compensation to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of pay to financial and other goals that support long-term shareholder value.

Aligning executives with our shareholders. We seek to align the interests of our executives with those of our shareholders through equity compensation and share ownership guidelines.

The Process for Setting Executive Compensation

The role of the Compensation Committee, its consultant and management

The Compensation Committee oversees the compensation program for the named executive officers and our other executive officers. The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant, Pay Governance LLC (“Pay Governance”), and BD’s senior management. Additional information about our process for setting executive compensation, including the role of Pay Governance and management, may be found on pages 11-12. In order to maintain the independence of its outside consultant, the Compensation Committee has established a policy that prohibits its consultant from performing any services for BD or BD’s management without the Compensation Committee’s prior approval. In accordance with this policy, Pay Governance did not perform services for BD or its management in 2012.

Approximately 95% of the shares voted last year were cast in support of BD’s advisory vote on executive compensation. The Compensation Committee viewed the results of this vote as general broad shareholder support for our executive compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with the long-term goals of BD.

The use of market comparison data

The Compensation Committee considers a number of factors in structuring our program and making compensation decisions. This includes the compensation practices of select peer companies in the healthcare industry, which we refer to as the “Comparison Group.” These companies were chosen by the Compensation Committee after considering the recommendations of Pay Governance and management, and were selected because they have significant lines of business that are similar to BD’s. The Compensation Committee believes that reference to the Comparison Group is appropriate when reviewing BD’s compensation program because it believes we compete with these companies for executive talent. The Compensation Committee reviews the composition of the Comparison Group at least annually. The companies in the Comparison Group for 2012 were:

Abbott Laboratories Agilent Technologies, Inc. Allergan, Inc. C.R. Bard, Inc. Baxter International Inc. Boston Scientific Corporation Covidien plc Hospira, Inc.	Johnson & Johnson Medtronic, Inc. PerkinElmer, Inc. Roche Diagnostics St. Jude Medical, Inc. Stryker Corporation Thermo Fisher Scientific Inc. Zimmer Holdings, Inc.

Abbott Laboratories, Johnson & Johnson and Roche Diagnostics are included in the Comparison Group in order to increase the number of comparable positions for which compensation data is gathered when reviewing the compensation of Messrs. Kozy and Cohen. Compensation data from these three companies was not considered by the Compensation Committee when reviewing the compensation of Messrs. Forlenza, Elkins and Sherman.

The table below sets forth revenue and market capitalization information regarding the Comparison Group:

	Revenue (in millions) for the twelve months ended September 30, 2012	Market Capitalization on September 30, 2012 (in millions)
25th Percentile	$4,998	$10,293
Median	$7,276	$21,176
75th Percentile	$13,269	$30,754
BD	$7,708	$15,677
Percentile Rank	52nd	45th

The Compensation Committee attempts to set the compensation of our executive officers at levels that are competitive with the companies listed above, and uses market comparison data regarding these companies as a guide. The Compensation Committee estimates the median salary, annual cash incentive and long-term equity compensation (and the combined total of these elements) of persons holding the same or similar positions at the companies listed above, based on the most recent market data available. The Compensation Committee then generally seeks to set the compensation of our executive officers for each of these elements within a competitive range of the median, assuming payout of performance-based compensation at target. An executive’s actual compensation may vary from the target amount set by the Compensation Committee based on the individual’s and BD’s performance and changes in our stock price. The use of market comparison data, however, is just one of the tools the Compensation Committee uses to determine executive compensation, and the Compensation Committee retains the flexibility to set target compensation at levels it deems appropriate for an individual or for a specific element of compensation. The Compensation Committee believes that the target compensation set for the named executive officers in 2012 was competitive with median levels, except that Mr. Forlenza’s salary and equity compensation were set towards the lower end of the range for CEOs at the Comparison Group companies used for comparison purposes, due to the fact that he was new to the position in 2012.

Because the Compensation Committee reviews each compensation element individually, compensation decisions made with respect to one element of compensation generally do not affect decisions made with respect to other elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity compensation, although it is the Compensation Committee’s intent that equity compensation represent the largest percentage in terms of target value of total target compensation. In addition, because an executive’s compensation target is set by reference to persons with similar duties at the Comparison Group companies, the Compensation Committee does not establish any fixed relationship between the compensation of our CEO and that of the other named executive officers.

The use of tally sheets

The Compensation Committee is from time-to-time provided a “tally sheet” report prepared by management for each named executive officer. The tally sheet includes, among other things, total annual compensation, the value of unexercised or unvested equity compensation awards, and amounts payable upon termination of employment under various circumstances, including retirement or following a change of control. The Compensation Committee uses tally sheets to provide perspective on the wealth the executives have accumulated from prior equity awards and plan accruals and their retentive value, consider any changes to our program that may be appropriate (including the mix of compensation elements), and provide additional context for their compensation decisions.

Our emphasis on pay-for-performance

Performance-based compensation

While we do not use a specific formula to determine the mix of performance-based and fixed compensation, PIP awards and performance-based long-term equity compensation represent a significant portion of the compensation paid to our named executive officers. (We view PIP awards, Performance Units and SARs as performance-based pay for this purpose.) In 2012, 73% of Mr. Forlenza’s target compensation and an average of 68% of the target compensation of the other named executive officers was performance-based and not guaranteed.

2012 Total Target Compensation

The above charts are based on the target values of performance-based compensation. Actual amounts received (and the percentage of total compensation coming from performance-based compensation) may differ based on actual performance and BD’s stock price.

How BD measured performance in 2012

The goal of our compensation program is to provide incentives for management to deliver near-term and long-term performance. The vehicle for rewarding near-term performance is the PIP. For 2012, the Compensation Committee evaluated performance under this plan based primarily on BD’s EPS for the year. The Compensation Committee used EPS because it is the primary basis on which BD sets performance expectations for the year and it is a widely-used measure of overall company performance. However, because the Compensation Committee believes sustained revenue growth is necessary to create long-term shareholder value, it also set a revenue target for the year, although not weighted as heavily as EPS.

The vehicle for rewarding long-term performance is equity compensation, including Performance Units. The Compensation Committee evaluates long-term performance based on how well BD is executing on its strategy for profitable growth. For the Performance Units granted in 2012, the two metrics the Compensation Committee used to measure performance were long-term revenue growth and return on invested capital (“ROIC”), which measures profitability and how effectively company assets are being used. These two metrics require the named executive officers to effectively manage a number of different aspects of the business, including new product introductions, productivity improvements and expansion into geographic markets.

The other way equity compensation is tied to our long-term performance is its linkage to the BD stock price. We believe that sustained performance should, over time, result in the creation of long-term shareholder value and be reflected in our stock price. If the named executive officers are not successful in creating this shareholder value, the value of their equity compensation will be reduced.

When setting performance targets for the PIP and Performance Units, the Compensation Committee considers the environment in which BD is operating. As discussed before, the global economy generally, and the healthcare industry specifically, has been facing very challenging conditions over the last several years. The Compensation Committee seeks to reward what it deems to be superior performance by management in light of the economic conditions and growth trends in the markets BD serves, and sets what it believes are reasonably achievable performance targets for BD at the time. The Compensation Committee also structures these plans so that payouts are aligned with BD’s performance against these targets. For instance, as discussed further below, a 1% shortfall in performance against a PIP performance measure target would result in a 2.5% decrease in funding with respect to that measure. Likewise, a 1% shortfall in performance against the revenue growth target set under the Performance Units we issued in 2012 would reduce the payout of the awards by 12%.

Changes to performance-based compensation for 2013

Previously, BD’s compensation programs have been focused on key financial indicators of operating success, including revenue growth, EPS and ROIC. Over the past few years, our industry has changed and become more challenging based on a variety of factors. Looking ahead, we believe the strategic objectives for BD will include not only revenue growth, EPS and ROIC, but also operational efficiency, which frees up funds that BD can use to invest in its future. Therefore, it will be important that going forward, our compensation program reinforce and reward behaviors that support a balance of growth, profitability and operating efficiency. In addition, given the current market conditions, we believe it is important to incorporate a measure of BD’s performance that relates BD’s performance to peer companies facing these same market conditions.

With this in mind, during 2012, the Compensation Committee, with input and recommendations from Pay Governance and management, conducted a review of BD’s annual and long-term incentive compensation to identify ways to improve the overall design of our executive compensation program. Based on this evaluation, the Compensation Committee approved the following changes for 2013.

PIP. Free cash flow as a percentage of sales will be added as a third performance metric, in addition to the existing revenue and EPS metrics. EPS will be weighted 50%, and the revenue and free cash flow metrics will each be weighted 25%. “Free cash flow” means cash flow from our operating activities, less capital expenditures and capitalized software. The free cash flow as a percentage of sales metric was added because efficient use of cash is an important driver of our ability to fund ongoing product development and innovation, a key strategic priority for BD. Adding this free cash flow metric also provides for a more balanced set of performance targets that focus on both profitability and operating efficiency.

Equity Compensation. The Compensation Committee changed the performance metrics for the Performance Units issued in 2013, replacing revenue growth with relative total shareholder return (“TSR”). Relative TSR measures BD’s stock performance (assuming reinvestment of dividends) during the performance period against that of peer companies. Relative TSR and ROIC will both be weighted 50% in determining Performance Unit payouts. The Compensation Committee chose relative TSR as a new performance metric because it allows payouts to be based on how BD’s performance, as reflected in our stock price over time, compares to peer companies facing similar business conditions, and it is directly tied to shareholder outcomes. A majority of Comparison Group companies that include performance-based stock units in their equity compensation use relative TSR as a performance metric.

Our risk analysis of performance-based compensation

While a significant portion of executive compensation is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While risk-taking is a necessary part of operating and growing a business, the Compensation Committee focuses on aligning BD’s compensation policies with our long-term strategy and attempts to avoid short-term rewards for management decisions that could pose long-term risks to BD. This includes:

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Limits on PIP Awards. We do not overweight short-term incentives as a proportion of total pay. PIP awards are also capped at 200% of an executive’s target award to protect against disproportionately large short-term incentives, and the Compensation Committee has discretion to lower PIP awards based on such factors it deems appropriate, including whether management has taken unnecessary or excessive risk.

•	Share Ownership Guidelines. Our share ownership guidelines ensure that our executives have a significant amount of their personal wealth tied to long-term holdings in BD stock.

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Use of Long-Term Equity Compensation. The largest portion of total target compensation is long-term equity compensation that vests over a period of years, which encourages our executives to focus on sustaining BD’s long-term performance.

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Use of Performance Units. A significant portion of each executive’s equity compensation consists of Performance Units that have a three-year performance cycle, which focuses management on sustaining BD’s long-term performance. We also cap the payout of these awards at 200% of target.

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Performance Metrics. We use a variety of performance metrics (including EPS, revenue growth and ROIC) that we believe correlate to long-term shareholder value and that are affected by management decisions.

The Key Elements of Our Compensation Program

The key elements of our executive compensation program are summarized in the table below.

Component	Description		Purpose

Base salary	Fixed cash compensation that is set based on performance, scope of responsibilities, experience, and competitive pay practices.		Provide a fixed, baseline level of compensation.

Performance Incentive Plan	Cash payment tied to performance during the fiscal year.		Reward executives for BD’s performance for the year and individual contributions to such performance.
Long-term equity compensation:

• Stock appreciation rights	Right to receive shares equal in value to the difference between exercise price and current BD stock price.	) ) ) ) ) ) ) ) ) ) ) )	Increase executive ownership, promote executive retention, align compensation with the achievement of long-term performance objectives and reward the creation of shareholder value.
• Performance Units	Performance-based restricted stock units tied to BD’s performance over three-year performance period.
• Time-Vested Units	Restricted stock units that vest three years after grant.

The Compensation Committee believes this combination of cash and equity compensation furthers the objectives of our executive compensation program. Based on prevailing market practices, the Compensation Committee believes this mix of salary, annual cash incentive and equity compensation offers a competitive compensation package to our executives. This structure also promotes our pay-for-performance philosophy by linking pay levels to both our near-term performance (through PIP awards) and long-term performance (through equity compensation). A significant portion of compensation is also provided through equity compensation awards, which align the interests of the executives with our shareholders, promote executive retention and reward the creation of shareholder value.

How PIP Payments and Equity Compensation Are Awarded

PIP

The PIP provides our executives an opportunity to receive a cash award for BD’s performance for the fiscal year and their contribution to that performance, as part of our pay-for-performance philosophy.

Target awards. Target PIP awards for the named executive officers are expressed as a percentage of base salary earned during the year. The “Grants of Plan-Based Awards in Fiscal Year 2012” table on page 41 shows the range of possible awards under the PIP, based on certain assumptions.

The factors the Compensation Committee considers when setting PIP awards include BD’s overall performance for the year compared to the performance targets and the level of available funding (discussed below), as well as the executive’s target award and performance. CEO performance is measured against the performance goals for the year established by the Board. For the other named executive officers, the CEO provides an assessment to the Compensation Committee of how those executive officers performed against the performance objectives set for the businesses or functions they oversee. In each case, the performance objectives for a named executive officer involve a combination of quantitative and qualitative goals. However, no specific formula or weighting of individual performance objectives is used to determine a named executive officer’s PIP award, nor is the achievement of any particular individual performance objective a condition to receiving an award. Instead, the Compensation Committee uses its business judgment to determine the appropriate PIP award to recognize BD’s performance and the executive’s contribution.

Performance targets. Available funding for PIP awards is based on how BD performs during the year against the performance targets set by the Compensation Committee. For 2012, these included EPS and revenue targets, with EPS performance weighted 75% and revenue performance weighted 25%. The EPS and revenue targets were based on BD’s business plan for the fiscal year. Revenues for the year are measured after eliminating the estimated effects of foreign currency translation so that only BD’s underlying performance is considered.

As previously discussed, we use EPS as a performance target because it is the primary basis on which we set our performance expectations for the year and EPS is a widely-used measure of overall company performance. For this reason, EPS is more heavily weighted than revenues. The revenue target was added to increase management’s focus on achieving strong “top-line” growth, consistent with our business strategy. We believe that consistent EPS and revenue growth will result in the creation of long-term shareholder value. We also use these targets because they are clear, measurable and easy for our associates to understand.

Funding for PIP awards is determined by a formula. For both EPS and revenues, the Compensation Committee measures how BD performed against the target goal to arrive at a funding factor. For every 1% of performance above target for one of the measures, funding increased 5%, and for every 1% below target, funding decreased 2.5%. Performance below 90% of target would have resulted in no funding for that particular performance measure. The performance factors for both measures are then weighted, as described above, to arrive at a final funding amount. In the Compensation Committee’s discretion, actual awards, as a percentage of a named executive officer’s target, may be more or less than the overall funding factor.

When comparing BD’s operating results against the performance targets, the Compensation Committee has the discretion to adjust BD’s results to account for acquisitions and divestitures, and for items that are not considered part of our ordinary operations. This ensures that management makes decisions based on the best interests of BD, rather than the possible effects on compensation. This discretion is also used to make sure our executives are not unfairly penalized or benefitted by these types of events.

Long-term equity compensation

The equity compensation awards made to the named executive officers in 2012 consisted of SARs, Performance Units and TVUs. A description of each type of award is on page 42. TVUs were added in 2012 to reduce the volatility in amounts realized from equity compensation that can arise when purely performance-based equity compensation is used. The Compensation Committee uses this mix of equity vehicles to promote the objectives of our program. SARs are intended to reward the executives for the creation of shareholder value over the term of the award. Performance Units are intended to reward the named executive officers for sustained long-term performance, regardless of movements in our stock price. All three types of awards align the interests of our executives with our shareholders and help promote executive retention.

How equity awards are determined. The Compensation Committee determines the grant date dollar value of the award to be made to each named executive officer based on market compensation comparison data and individual performance. SARs, Performance Unit and TVU awards are then made, with SARs and Performance Units each making up approximately 40% of the total award value, and TVUs the remaining 20%. Performance Units and TVUs are valued at grant based on a 20-day average stock price, while SARs are valued using an option valuation model that uses certain assumptions, such as stock volatility, dividend yield and the expected life of the SARs. The values given to equity compensation awards by the Compensation Committee are only estimates and are not intended to be predictive of the actual value that will be realized from the awards.

Performance Unit targets. The performance measures used for the Performance Units granted in 2012 were average annual revenue growth and average annual ROIC, with each weighted 50%. In setting revenue growth and ROIC targets, the Compensation Committee considered BD’s business plan at the time of the grant and what the Compensation Committee believed was a reasonable range of performance over the performance period, as well as economic trends in the segments in which we operate. The Compensation Committee’s goal is to set challenging but achievable targets. As we discussed earlier, revenue growth and ROIC were used as performance metrics because they are directly tied to our long-term growth strategy. As with the PIP, revenues are measured after eliminating the estimated effect of foreign currency translation so that only underlying performance is counted.

Performance Unit awards are given a share target. The actual number of shares issued is determined by a grid, and can range anywhere from zero (if BD fails to meet the minimum performance threshold for both revenue growth and ROIC) to 200% of the share target (if BD meets or exceeds the maximum performance threshold for both revenue growth and ROIC). In determining payouts, the Compensation Committee has the discretion to adjust BD’s operating results to account for events that occur during the performance period, similar to its discretion under the PIP.

Compensation Actions

Below is a discussion of compensation actions taken with respect to the named executive officers.

Salary adjustments

The base salaries of the named executive officers are reviewed each November, and any adjustments go into effect on January 1 of the following calendar year. In connection with Mr. Forlenza’s election as Chief Executive Officer, his salary was increased from $750,000 to $900,000, effective October 1, 2011. Mr. Kozy received an approximate 11% increase in salary to account for additional duties he assumed in his role as Executive Vice President, including oversight of our three business segments. Mr. Kozy received the additional title of Chief Operating Officer in November 2012. The salary increases of the other named executive officers were in-line with salary increases at BD generally.

PIP awards

The threshold performance, target performance and maximum performance under the PIP for 2012, along with BD’s performance during the year (adjusted as described below), were as follows:

	Minimum Performance	Target Performance	Maximum Performance	BD’s Adjusted Performance	Percentage of Target Achieved
EPS (75% weighting)	$4.97	$5.52	$6.07	$5.41	98.0%
Currency-neutral revenues (25% weighting)*	$7,025	$7,806	$8,587	$7,822	100.2%

*	Amounts in millions.

Reported EPS for the year was $5.30. In reviewing BD’s EPS performance against the performance target, the Compensation Committee used its discretion to eliminate the $0.04 per share dilution from our Kiestra and Sirigen acquisitions (which were not budgeted for the year) and the $0.06 per share charge BD took during the year relating to pension settlements, since it did not relate to BD’s underlying performance. This resulted in adjusted EPS of $5.41 (adjusted for rounding). Revenues from those acquisitions were also excluded from the revenues for the year. Under the PIP funding formula, this performance resulted in funding for awards at 97% of target.

The following table shows the PIP awards granted for 2012. These awards are also set forth in the Summary Compensation Table on page 39 under the heading “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award	Actual Incentive Award
Vincent A. Forlenza	$1,080,000	$1,080,000
David V. Elkins	618,750	599,900
William A. Kozy	707,575	724,500
Gary M. Cohen	481,020	250,000
Jeffrey S. Sherman	437,625	444,300

The PIP awards made to the named executive officers, as a percentage of their target awards, were generally in-line with the PIP funding factor, and where they did exceed the factor, did not do so by more than 5%. In making these awards, the Compensation Committee considered a number of factors, including individual contributions to BD’s performance for the year. Despite the continuing industry challenges in the medical device industry, BD exceeded its revenue goal and substantially met its EPS goal under the PIP, while still maintaining its level of investment in research and development and emerging markets. BD’s performance also reflected management’s continued progress on growth initiatives intended to position BD for long-term success, including a number of new product launches during the year and expanding our presence in emerging markets. In addition, BD executed on its strategy to supplement internal growth with strategic acquisitions by completing the Kiestra and Sirigen transactions. Management also completed the initial rollout of BD’s enterprise resource planning system upgrade and took other steps toward improving operating efficiency, including the opening of new shared service centers to reduce overhead expense.

Equity compensation awards

The Compensation Committee made the equity compensation awards to the named executive officers shown on page 41. The increase in equity compensation for Mr. Forlenza compared to 2011 was in connection with his election as BD’s Chief Executive Officer at the beginning of 2012. The other changes in equity-based compensation paid to NEOs were based on performance and to align award values with market practices, and, in the case of Mr. Kozy, to reflect an increase in responsibilities.

The Performance Units included in these awards cover the 2012-2014 performance period. The target revenue growth for these awards is 4.3% and target ROIC is 24%. The Compensation Committee believes the revenue growth target for these awards represents a challenging goal for management given the economic climate BD continues to operate in and its expected impact on BD’s operating results.

Payout of prior Performance Unit awards

2009-2011 performance period

In November 2011, Performance Units covering the 2009-2011 performance period vested. These awards had performance targets of 8.5% currency-neutral revenue growth and 31% ROIC. Our adjusted revenue growth and ROIC over the performance period were 4.5% and 29%, respectively. This resulted in a payout of these awards at 20% of the share target. In determining the payout, the Compensation Committee used its discretion to eliminate the effects of acquisitions and divestitures, and a charge relating to the pending settlement of certain antitrust cases, since this settlement did not relate to BD’s underlying performance. These adjustments increased the payout from 15% to 20%.

2010-2012 performance period

In November 2012 (fiscal year 2013), Performance Units covering the 2010-2012 performance period vested. These awards had performance targets of 7% currency-neutral revenue growth and 32% ROIC. Our revenue growth and ROIC over the performance period were 3.9% and 27.2%, respectively. Based on our results over the performance period, there was no payout for these awards.

Performance Unit payout trend

As was stated earlier, BD has been operating in a challenging economic environment the last several years. The impact of global economic conditions on BD’s revenue growth and ROIC has been reflected in Performance Unit payouts over this period, with the last four payouts being 77%, 44% and 20% of target for the 2007-2009, 2008-2010 and 2009-2011 performance cycles, respectively, and no payout for 2010-2012. We believe BD’s revenue growth over this time reflects slower growth in the medical technology industry generally as a result of these macroeconomic conditions, rather than weaker growth of BD relative to industry trends. However, we believe these payouts demonstrate a high degree of alignment between pay and BD’s performance against the preset targets, as shown in the table below.

Performance Period	Revenue Growth	ROIC	Performance Unit Payout
2007-2009	6.1%	31.7%	77%
2008-2010	5.8%	30.8%	44%
2009-2011	4.5%	29.0%	20%
2010-2012	3.9%	27.2%	0%

These reduced Performance Unit payouts have resulted in significant differences between the original grant date value of these awards and the amounts actually realized by the named executive officers, as shown below for the last three payouts.

	2008-2010 Grant		2009-2011 Grant		2010-2012 Grant
Name	Grant Date Value	Realized Value	Grant Date Value	Realized Value	Grant Date Value	Realized Value
Vincent A. Forlenza	$472,248	$202,150	$679,000	$163,980	$1,064,038	$0
David V. Elkins	N/A	N/A	N/A	N/A	638,393	0
William A. Kozy	472,248	202,150	470,188	113,563	782,014	0
Gary M. Cohen	472,248	202,150	470,188	113,563	782,014	0
Jeffrey S. Sherman	321,972	137,855	322,500	77,865	505,435	0

Note: Realized values are determined based on the closing BD stock price on the vesting date and include deemed dividend reinvestment during the vesting period. Mr. Elkins’ first Performance Unit award was made in 2010 for the 2010-2012 period.

Other Benefits Under Our Executive Compensation Program

Company transportation

Mr. Forlenza is encouraged to use BD aircraft for his personal and business travel in order to make more efficient use of his travel time, for personal security and to reduce business continuity risk. Mr. Forlenza entered into a time-sharing arrangement with BD under which he makes payments to BD for his personal use of BD aircraft. Mr. Forlenza did not take any personal flights on BD aircraft in 2012.

Deferred compensation

Our Deferred Compensation and Retirement Benefit Restoration Plan is an unfunded, nonqualified plan that, among other things, allows eligible associates to defer receipt of cash compensation and shares issuable under certain equity compensation awards. The plan is offered to our eligible associates as part of a competitive compensation program. It gives eligible associates the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under our tax-qualified 401(k) plan. We do not provide any guaranteed earnings on amounts deferred by the named executive officers. Earnings on these accounts are based on their individual investment elections. BD provides matching contributions on cash amounts deferred under the plan, subject to certain limits. A more complete description of the deferred compensation provisions of the plan begins on page 47.

Pension benefits

We offer retirement benefits for all of our U.S. associates. Because the Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under our qualified Retirement Plan, we provide additional retirement benefits through our nonqualified Deferred Compensation and Retirement Benefit Restoration Plan. Together, these plans are designed to provide a market-competitive level of income replacement for our retirement-eligible associates, reduce associate turnover and contribute towards a competitive compensation package. The named executive officers participate in these plans on the same basis as all eligible associates. We do not include the value of equity compensation in calculating pension benefits. A more complete description of our pension benefits begins on page 45.

Change of control agreements

We have entered into agreements with our named executive officers relating to their employment following a change of control. This agreement provides the executive with continued employment for a period of two years following a change of control of BD, and provides certain benefits to the executive in the event his employment is terminated without cause or he leaves his employment for “good reason” (also known as a constructive termination) during this period. Generally, these benefits include a severance payment equal to a multiple of the executive’s salary and PIP award, and certain other benefits. A more complete description of the terms and potential payouts of our change of control agreements begins on page 50.

General purpose. Our change of control agreements are intended to retain the executives and provide continuity of management in the event of an actual or potential change of control of BD. These change of control benefits are reviewed from time-to-time by the Compensation Committee to ensure that they are consistent with our compensation objectives and market practices. Based on information provided by Pay Governance, change of control arrangements are used by a substantial majority of the companies in the Comparison Group, and the terms of our agreements, including the severance multiple, are consistent with the prevailing practices at those companies. The Compensation Committee believes the benefits provided under these agreements are appropriate and are consistent with our objective of attracting and retaining highly qualified executives.

Triggering events. Our agreements contain a “double trigger”—that is, there must be a change of control of BD and a termination of the executive’s employment in order for any payments to be made. We opted for a double-trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change of control, since a double trigger is consistent with the purpose of encouraging the continued employment of the executive following a change of control.

Tax reimbursement payments. In certain instances, payments made to a named executive officer on account of his termination may be subject to a 20% excise tax. To offset the effect of the excise tax, we will reimburse the named executive officer for the excise tax. We provide for these payments because they allow an executive to recognize the full intended economic benefit of his agreement and eliminate unintended disparities between executives that the excise tax can arbitrarily impose, owing to the particular structure of this tax provision. However, while we believe these tax reimbursement provisions serve a valid purpose, in light of trends in executive compensation practices, any new change of control agreements that we enter into with our executive officers will not contain these provisions.

Other change of control provisions

Upon a change of control, all outstanding equity compensation awards granted to our associates, including the named executive officers, immediately vest. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. This “single-trigger” vesting provides our associates with the same opportunity as our shareholders to realize the value created by the transaction.

Significant Policies and Additional Information Regarding Executive Compensation

Recovery of prior compensation

We have a policy that gives the Board the discretion to require a member of the BD Leadership Team to reimburse BD for any PIP award or Performance Unit payout that was based on financial results that were subsequently restated as a result of that person’s misconduct. The Board also has the discretion to cancel any equity compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and require the person to reimburse BD for any profits realized on any sale of BD stock occurring after the public issuance of the financial statements that were subsequently restated. The BD Leadership Team consists of 57 members of senior management, and includes the named executive officers.

The policy also gives the Board the authority to require those members of the BD Leadership Team who were not involved in the misconduct to reimburse BD for the amount by which their PIP award or Performance Unit payouts exceeded the amount they would have received based on the restated results.

Share retention and ownership guidelines

In order to increase executive share ownership and promote a long-term perspective when managing our business, our share retention and ownership guidelines require the named executive officers and other members of the BD Leadership Team to retain, in shares of BD stock, 75% of the net after-tax proceeds from any equity compensation awards until the person achieves the required ownership level. The required ownership levels are as follows:

Chief Executive Officer	5 times salary
Other Executive Officers (9 persons, including the NEOs other than the Chief Executive Officer)	3 times salary
Other BD Leadership Team Members	1 times salary

Shares held directly, shares held indirectly through our 401(k) plan and deferred compensation plan, and time-vested restricted stock units are included in determining a person’s share ownership. Messrs. Forlenza, Kozy, Cohen and Sherman each have holdings in excess of his ownership requirement. We have a policy that prohibits our associates from pledging BD shares or engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning BD shares.

Timing of equity award grants

The Compensation Committee has adopted a policy that prohibits the backdating of any equity compensation award and requires our annual equity compensation awards and any “off-cycle” awards approved by our CEO to be made on fixed dates. The policy also prohibits manipulating the timing of either the public release of information or the grant of an award in order to increase the value of the award. Under the policy, the exercise price of any stock option or SAR award will be the closing price of BD stock on the grant date.

Tax considerations

Section 162(m) of the Internal Revenue Code precludes BD from taking a federal income tax deduction for compensation paid in excess of $1 million to a named executive officer. This limitation does not apply, however, to “performance-based” compensation. While the Compensation Committee generally attempts to preserve the deductibility of compensation paid to the named executive officers, the Compensation Committee believes the primary purpose of our compensation program is to support BD’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee maintains the flexibility to award compensation that may be subject to the limits of Section 162(m) if doing so furthers the objectives of our executive compensation program.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table shows the compensation provided by BD to each of the named executive officers.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Vincent A. Forlenza	2012	$900,000	0		$3,441,639	$2,292,422	$1,080,000	$1,662,465	$41,750	$9,418,276
Chairman, Chief	2011	725,000	0		1,393,622	1,434,250	723,077	709,038	33,867	5,018,854
Executive Officer and President	2010	650,000	0		1,064,038	1,078,417	510,000	1,019,476	36,352	4,358,283
David V. Elkins(6)	2012	618,750	0		1,200,221	799,461	599,900	49,307	35,175	3,302,814
Former Executive	2011	575,000	0		846,106	870,794	550,000	42,863	70,693	2,955,456
Vice-President and Chief Financial Officer	2010	500,000	$250,000	(7)	638,393	647,047	325,000	36,394	52,145	2,448,979
William A. Kozy	2012	643,250	0		1,369,703	912,346	724,500	1,116,174	44,622	4,810,595
Executive Vice-	2011	588,500	0		846,106	870,794	500,000	575,624	33,701	3,414,725
President and Chief Operating Officer	2010	575,000	0		782,014	792,630	372,000	993,335	41,657	3,556,636
Gary M. Cohen	2012	601,275	0		899,409	599,114	250,000	1,300,415	43,556	3,693,769
Executive Vice-	2011	583,500	0		846,106	870,794	470,000	356,996	33,696	3,161,092
President	2010	570,000	0		782,014	792,630	319,000	586,216	34,022	3,083,882
Jeffrey S. Sherman(8)	2012	486,250	0		839,910	559,430	444,300	116,370	34,300	2,480,560
Senior Vice- President and General Counsel

(1)	Salary. BD’s fiscal year ends September 30. The amounts shown in the “Salary” column reflect three months of salary at one calendar year rate and nine months at the following calendar year rate. Mr. Forlenza’s salary increased from $750,000 to $900,000, effective October 1, 2011, in connection with his election as our Chief Executive Officer.

(2)	Stock Awards and Option Awards. The amounts shown in the “Stock Awards” column (which includes performance-based and time-vested restricted stock units) and “Option Awards” column (which includes stock appreciation rights) reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in these columns, see the notes to the consolidated financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended September 30, 2012, 2011 and 2010, respectively.

Amounts shown in the “Stock Awards” column for 2012 include awards of Performance Units, which are performance-based restricted stock units. The amounts included in this column are the grant date fair values of these awards at target payout, which we believe is the most probable outcome based on the applicable performance conditions. Below are the grant date fair values of these awards, assuming maximum payout (200% of target):

Name	Value at maximum payout
Vincent A. Forlenza	$4,588,851
David V. Elkins	1,600,343
William A. Kozy	1,826,223
Gary M. Cohen	1,199,211
Jeffrey S. Sherman	1,119,879

(3)	Non-Equity Incentive Plan Compensation. Includes amounts earned under BD’s Performance Incentive Plan. These amounts are paid in January following the fiscal year in which they are earned, unless deferred at the election of the named executive officer.

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Pension—Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plans (including our restoration plan). These amounts represent the difference between the present value of accumulated pension benefits at normal retirement age (or, in the case of Messrs. Forlenza and Kozy, the earliest date they can retire without any reduction in benefits) at the beginning and end of the fiscal year. Information regarding our pension plans begins on page 45. BD’s pension plans allow for early retirement without any reduction in benefits if a participant’s combined age and years of service reach a certain amount.

Deferred Compensation—Earnings on nonqualified deferred compensation are not included in this column, since no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal years shown. Information on the named executive officers’ nonqualified deferred compensation accounts is on page 48.

(5)	All Other Compensation. Amounts shown for fiscal year 2012 include the following:

	Vincent A. Forlenza	David V. Elkins	William A. Kozy	Gary M. Cohen	Jeffrey S. Sherman
Matching contributions under plans	$40,800	$35,175	$38,925	$42,916	$31,800
Matching charitable gifts	—	—	5,000	—	2,500
Term life insurance	950	—	697	640	—

Total	$41,750	$35,175	$44,622	$43,556	$34,300

The following is a description of these benefits:

•	Matching Contributions Under Plans—The amounts shown reflect matching contributions made by BD pursuant to our 401(k) plan and deferred compensation plan.

•

Matching Charitable Gifts—The amounts shown are matching contributions under BD’s Matching Gift Program, under which BD matches up to $5,000 of contributions made by an associate to qualifying non-profit organizations.

•

Term Life Insurance—BD provides incremental term life insurance benefits to certain named executive officers beyond those provided to BD associates generally. The amounts shown reflect the dollar value of the insurance premiums paid by BD for this incremental insurance.

(6)	Mr. Elkins resigned from BD effective November 9, 2012.

(7)	Represents amount paid pursuant to Mr. Elkins’ sign-on agreement to compensate him for the forfeiture of equity awards he had received from his former employer.

(8)	Mr. Sherman was not a named executive officer in 2010 or 2011 and, therefore, his compensation is not disclosed for those years.

INFORMATION REGARDING PLAN AWARDS IN FISCAL YEAR 2012

Set forth below is information regarding awards granted to the named executive officers in fiscal year 2012. The non-equity incentive awards were made under the BD Performance Incentive Plan. The equity awards were made under BD’s 2004 Employee and Director Equity-Based Compensation Plan.

Grants of Plan-Based Awards in Fiscal Year 2012

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent A. Forlenza	PIP	N/A	810,000	1,080,000	2,160,000
	TVU	11/22/2011							15,907			1,147,213
	PU	11/22/2011				3,181	31,814	63,628				2,294,426
	SAR	11/22/2011								181,794	72.12	2,292,422
David V. Elkins	PIP	N/A	464,063	618,750	1,237,500
	TVU	11/22/2011							5,547			400,050
	PU	11/22/2011				1,110	11,095	22,190				800,171
	SAR	11/22/2011								63,399	72.12	799,461
William A. Kozy	PIP	N/A	530,681	707,575	1,415,150
	TVU	11/22/2011							6,331			456,592
	PU	11/22/2011				1,266	12,661	25,322				913,111
	SAR	11/22/2011								72,351	72.12	912,346
Gary M. Cohen	PIP	N/A	360,765	481,020	962,040
	TVU	11/22/2011							4,157			299,803
	PU	11/22/2011				831	8,314	16,628				599,606
	SAR	11/22/2011								47,511	72.12	599,114
Jeffrey S. Sherman	PIP	N/A	328,219	437,625	875,250
	TVU	11/22/2011							3,882			279,970
	PU	11/22/2011				776	7,764	15,528				559,940
	SAR	11/22/2011								44,364	72.12	559,430

(1)	Award Type:

PIP = Performance Incentive Plan

TVU = Time-Vested Unit

PU = Performance Unit

SAR = Stock Appreciation Right

(2)	The amounts shown represent the range of possible dollar payouts that a named executive officer could earn under the BD Performance Incentive Plan for fiscal year 2012, based on certain assumptions. Actual payments under the Performance Incentive Plan for fiscal year 2012 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39. The amount in the “Threshold” column assumes BD achieved the minimum performance level, resulting in available funding for awards at 75% of target, and that the named executive officer received a payment equal to 75% of his award target. Because the Compensation Committee has discretion in setting PIP awards, actual awards may be lower than the threshold amount shown. The “maximum” column reflects an award at 200% of target, the maximum award an individual may receive under the plan.

(3)	The amounts shown represent the range of potential share payouts under Performance Unit awards. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming BD achieves the minimum performance levels required for the payment of shares. The payout amounts shown in the above table do not reflect shares that may be issued pursuant to dividend equivalent rights.

(4)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the New York Stock Exchange.

(5)	The amounts shown in this column reflect the grant date fair value of the awards under FASB ASC Topic 718 used by BD for financial statement reporting purposes (disregarding estimated forfeitures). For a discussion of the assumptions made to determine the grant date fair value of these awards, see Note 7 to the consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Description of Awards

Performance Incentive Plan

The BD Performance Incentive Plan (“PIP”) provides an opportunity for annual cash incentive payments to eligible associates. A more detailed discussion of the PIP and the performance targets established under the PIP for fiscal year 2012 appears in the Compensation Discussion and Analysis section of this proxy statement. Total awards to BD’s executive officers may not, in the absence of special circumstances, exceed 3% of our reported after-tax net income for the fiscal year.

Equity Compensation Awards

Performance Units. Performance Units are performance-based restricted stock units that vest three years after grant. The potential payouts under these awards range from zero to 200% of the award’s share target. The actual payout will be based on BD’s performance against the performance targets over the three-year performance period covering fiscal years 2012-2014. The performance goals are established at the beginning of the performance period and include an average annual revenue growth target of 4.3% (after excluding the effects of foreign currency translation) and an average return on invested capital target of 24%. Performance Units were issued in tandem with dividend equivalent rights (see below). Performance Units are not transferable, and holders may not vote shares underlying the award until the shares have been distributed.

Time-Vested Units. A Time-Vested Unit (“TVU”) is a restricted stock unit that represents the right to receive one share of BD common stock upon vesting. TVUs vest three years after grant. TVUs were issued in tandem with dividend equivalent rights (see below). TVUs are not transferable, and holders may not vote shares underlying the award until the shares have been distributed.

Stock-Settled Stock Appreciation Rights. A stock appreciation right (“SAR”) represents the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the market price of BD common stock at the time of exercise and the exercise price. SARs have a ten-year term, and become exercisable in four equal annual installments, beginning one year following the grant date.

Dividend Equivalent Rights. Performance Units and TVUs are issued in tandem with dividend equivalent rights. Under these rights, the awards accrue dividend equivalents each time BD pays a dividend, which are deemed to be reinvested in BD shares. Dividend equivalents accrue on these awards at the same rate as dividends are paid on outstanding shares of BD stock. The accrued dividend equivalents are paid, in the form of shares, only if the underlying award vests. The value of the dividend equivalent rights is included in the amounts shown in the above table and the “Stock Awards” column of the Summary Compensation Table.

Change of Control. Performance Units, TVUs and SARs fully vest upon a change of control (see “Accelerated Vesting of Equity Compensation Awards Upon a Change of Control” on page 51).

OUTSTANDING EQUITY AWARDS

The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Vincent A. Forlenza	11/24/2003	26,000	0	$38.78	11/24/2013
	11/23/2004	22,923	0	$54.41	11/23/2014
	11/21/2005	21,118	0	$59.16	11/21/2015
	11/21/2006	18,073	0	$71.72	11/21/2016
	11/20/2007	18,157	0	$84.33	11/20/2017
	11/25/2008	25,908	8,636	$62.50	11/25/2018
	11/24/2009	23,370	27,372	$75.63	11/24/2019
	11/23/2010	21,343	64,029	$76.64	11/23/2020
	11/22/2011	0	181,794	$72.12	11/22/2021
	Various					44,087	3,463,475	51,570	4,051,339
David V. Elkins	11/24/2009	16,422	16,423	$75.63	11/24/2019
	11/23/2010	12,958	38,875	$76.64	11/23/2020
	11/22/2011	0	63,399	$72.12	11/22/2021
	Various					5,679	446,142	22,894	1,798,553
William A. Kozy	11/23/2004	22,923	0	$54.41	11/23/2014
	11/21/2005	21,118	0	$59.16	11/21/2015
	11/21/2006	18,073	0	$71.72	11/21/2016
	11/20/2007	18,157	0	$84.33	11/20/2017
	11/25/2008	17,940	5,982	$62.50	11/25/2018
	11/24/2009	20,116	20,119	$75.63	11/24/2019
	11/23/2010	12,958	38,875	$76.64	11/23/2020
	11/22/2011	0	72,351	$72.12	11/22/2021
	Various					38,739	3,043,336	24,498	1,924,563
Gary M. Cohen	11/23/2004	23,177	0	$54.41	11/23/2014
	11/21/2005	21,353	0	$59.16	11/21/2015
	11/21/2006	18,073	0	$71.72	11/21/2016
	11/20/2007	18,157	0	$84.33	11/20/2017
	11/25/2008	17,940	5,982	$62.50	11/25/2018
	11/24/2009	20,116	20,119	$75.63	11/24/2019
	11/23/2010	12,958	38,875	$76.64	11/23/2020
	11/22/2011	0	47,511	$72.12	11/22/2021
	Various					28,113	2,208,557	20,047	1,574,892
Jeffrey S. Sherman	11/23/2004	16,301	0	$54.41	11/23/2014
	11/21/2005	15,017	0	$59.16	11/21/2015
	11/21/2006	12,769	0	$71.72	11/21/2016
	11/20/2007	12,380	0	$84.33	11/20/2017
	11/25/2008	12,306	4,102	$62.50	11/25/2018
	11/24/2009	13,000	13,002	$75.63	11/24/2019
	11/23/2010	9,299	27,899	$76.64	11/23/2020
	11/22/2011	0	44,364	$72.12	11/22/2021
	Various					20,452	1,606,709	16,227	1,274,793

(1)	Stock options and SARs are included in these columns. Stock options and SARs become exercisable in four equal annual installments, beginning one year following the date of grant.

Set forth below is the value of the exercisable options and SARs held by named executive officers at the end of fiscal year 2012. The value represents the difference between $78.56, the closing price of BD common stock on September 30, 2012, and the exercise price of each exercisable option or SAR held by the named executive officer. These values may not reflect the value actually realized by the named executive officers upon exercise.

Name	Value of Vested Options and SARs
Vincent A. Forlenza	$2,658,670
David V. Elkins	72,996
William A. Kozy	1,458,940
Gary M. Cohen	1,469,634
Jeffrey S. Sherman	1,025,992

(2)	The amounts shown in this column include grants of restricted stock unit awards that are not performance-based. These include TVUs granted on November 22, 2011, which vest three years after grant. The amounts shown for the named executive officers (other than Mr. Elkins) also include awards that vest at, or one year following, the retirement of the named executive officer. No shares are included for the Performance Units covering the 2010-2012 fiscal year period as there was no payout for these awards.

(3)	Market value has been calculated by multiplying the number of unvested units by $78.56, the closing price of BD common stock on September 30, 2012. These values may not reflect the value actually realized by the named executive officers.

(4)	The amounts in this column represent the Performance Unit awards shown below. The amounts shown reflect the target shares issuable under the awards plus accrued dividend shares. The actual number of shares issued under these awards will be based on BD’s performance over the applicable performance period.

For Mr. Forlenza:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/23/2010	18,999	Fiscal years 2011-2013	11/23/2013
11/22/2011	32,571	Fiscal years 2012-2014	11/22/2014

For Mr. Elkins:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/23/2010	11,535	Fiscal years 2011-2013	11/23/2013
11/22/2011	11,359	Fiscal years 2012-2014	11/22/2014

For Mr. Kozy:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/23/2010	11,535	Fiscal years 2011-2013	11/23/2013
11/22/2011	12,963	Fiscal years 2012-2014	11/22/2014

For Mr. Cohen:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/23/2010	11,535	Fiscal years 2011-2013	11/23/2013
11/22/2011	8,512	Fiscal years 2012-2014	11/22/2014

For Mr. Sherman:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/23/2010	8,278	Fiscal years 2011-2013	11/23/2013
11/22/2011	7,949	Fiscal years 2012-2014	11/22/2014

STOCK OPTION EXERCISES AND VESTING OF STOCK UNITS

The following table contains information relating to the exercise of stock options and the vesting of Performance Units and TVUs during fiscal year 2012.

Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3)
Vincent A. Forlenza	0	0	8,069	$573,787
William A. Kozy	0	0	5,588	397,363
Gary M. Cohen	0	0	5,588	397,363
David V. Elkins	0	0	5,607	415,703
Jeffrey S. Sherman	14,910	$497,472	3,832	272,494

(1)	Represents the difference between the exercise price of the stock options and the fair market value of BD common stock at exercise.

(2)	Shows for each named executive officer other than Mr. Elkins, the shares (including dividend reinvestment shares) vesting in fiscal year 2012 under Performance Units that covered the fiscal year 2009-2011 performance period. Includes for Mr. Elkins shares (including dividend reinvestment shares) vesting under TVUs granted in December 2008.

(3)	Based on the closing price of BD stock of $71.11 on the vesting date for named executive officers other than Mr. Elkins. For Mr. Elkins, based on the closing price of BD stock of $74.14 on his vesting date.

OTHER COMPENSATION

Retirement Plan

General. BD’s Retirement Plan is a non-contributory defined benefit plan that provides for normal retirement at age 65 and permits earlier retirement in certain cases. The Retirement Plan is generally available to all active full-time and part-time U.S. BD associates.

The Retirement Plan provides benefits on either a “final average pay” basis or on a “cash balance” basis. Under the final average pay provisions, benefits are based upon an associate’s years of service and compensation for the five consecutive calendar years that produce the highest average annual compensation. The covered compensation includes salary, commissions and PIP awards. Under the cash balance provisions, an associate has an account that is increased by pay credits based on compensation, age and service, and interest credits based on the rate prescribed by the plan. The benefits for all associates joining BD after April 1, 2007 are calculated in accordance with the cash balance provisions of the Retirement Plan. Equity compensation is not included in calculating benefits under the plan. Messrs. Forlenza, Kozy, Cohen and Sherman participate under the final average pay provisions of the plan, while Mr. Elkins participated under the cash balance provisions. Beginning January 1, 2013, future benefit accruals for BD associates, including the named executive officers, will be calculated under the cash balance provisions of the Retirement Plan.

Under the final average pay provisions, the Retirement Plan is integrated with Social Security, which means that BD provides a higher pension benefit with respect to an associate’s compensation that exceeds the Social Security wage base than on compensation that is subject to the Social Security tax. This feature of the Retirement Plan accounts for the fact that Social Security benefits will not be paid to the associate with respect to compensation that exceeds the Social Security wage base.

Deferred Compensation and Retirement Benefit Restoration Plan. The Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under the Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its Deferred Compensation and Retirement Benefit Restoration Plan to offset any reductions in benefits that result from these limitations. BD’s obligations to pay retirement benefits under the Deferred Compensation and Retirement Benefit Restoration Plan are funded through a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change of control of BD (as defined in the trust agreement).

Estimated Benefits. The following table shows the lump sum actuarial present value on September 30, 2012 of accumulated retirement benefits payable under our plans at the earliest date on which the named executive officer can retire without any reduction in retirement benefits, assuming benefits payable as a single life annuity (see discussion of early retirement benefits below). For a description of the other assumptions used in calculating the present value of these benefits, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2012.

PENSION BENEFITS AT 2012 FISCAL YEAR-END

Name	Plan name	Number of years credited service	Present value of accumulated benefit
Vincent A. Forlenza	Retirement Plan	32	$1,622,667
	Restoration Plan	32	7,166,640
David V. Elkins	Retirement Plan	4	43,874
	Restoration Plan	4	98,387
William A. Kozy	Retirement Plan	38	1,841,192
	Restoration Plan	38	6,297,495
Gary M. Cohen	Retirement Plan	29	1,492,412
	Restoration Plan	29	4,978,947
Jeffrey S. Sherman	Retirement Plan	9	142,362
	Restoration Plan	9	309,837

Amounts shown are not subject to any further deduction for Social Security benefits or other offsets. Associates may elect to receive a lifetime pension or the actuarial value of their retirement benefits in a lump sum, as described below.

Calculation of Benefits.

Final Average Pay Provisions. The monthly pension benefit payable in cases of retirement at normal retirement age under the final average pay provisions of the Retirement Plan is calculated using the following formula:

(1% of average final covered compensation, plus 1.5% of average final excess compensation)

multiplied by years and months of credited service

For purposes of the formula, “average final covered compensation” is generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax.

Cash Balance Provisions. Each month, an associate’s cash balance account is credited with an amount equal to a percentage of the associate’s total compensation for the month (generally, salary and other forms of regular compensation, including commissions and PIP awards). Such percentage is calculated as follows:

Age plus years of credited service as of the upcoming December 31	Credit percentage
Less than 40	3%
40-49	4%
50-59	5%
60-69	6%
70 or more	7%

In addition, each month the associate’s account is credited with interest. The rate used during the year is determined based on the 30-year U.S. Treasury rates in effect during the prior September.

Early Retirement. Early retirement is available for an associate who has reached age 55 and has at least 10 years of vesting service. Messrs. Forlenza and Kozy are currently eligible for early retirement under the plans.

Under the final average pay provisions of the Retirement Plan, an associate’s pension benefit is reduced by 4/10 of 1% (0.004) for each month that the associate receives benefits before the earlier of (i) age 65 or (ii) the date the associate’s age plus years of credited service would have equaled 85 had his or her employment continued. For example, if an associate were to retire at age 63 with 22 years of service, the associate’s benefit would not be reduced, because the sum of the associate’s age and service equals 85.

Under the cash balance provisions, the amount of the associate’s benefit will be the associate’s account balance on the early retirement date. The associate may elect to begin payment of the account balance on the early retirement date or delay payment until the normal retirement date.

Form of Benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime. Associates may also elect to receive their benefits in a single lump sum payment. Under the final average pay provisions, this lump sum is actuarially equivalent to the benefit payable under the single life annuity option. Under the cash balance provisions, the lump sum is equal to the associate’s account balance.

Married participants may select a joint and survivor annuity option. Under this option, the associate receives a reduced benefit during his or her lifetime, and, upon death, the associate’s spouse will receive monthly payments for the remainder of the spouse’s lifetime. The associate can choose a continuation benefit of 50%, 75% or 100% of the amount that was paid to the associate. The degree to which the pension benefit is reduced depends upon the age difference of the associate and the spouse, and on the percentage of the continuation benefit that is selected.

Associates may also select a guaranteed payment option. The associate chooses a designated number of guaranteed monthly payments (either a 60-month minimum guarantee or a 120-month minimum guarantee). If the associate dies before receiving all of the minimum payments, the associate’s beneficiary will receive the balance of the payments. If this option is selected, the single life annuity otherwise payable is reduced to cover the cost of the guarantee. The amount of the reduction is 3% if the 60-month option is chosen, and 7% if the 120-month option is chosen.

Deferred Compensation

Cash Deferrals. The BD Deferred Compensation and Retirement Benefit Restoration Plan is a nonqualified plan that allows an eligible BD associate to defer receipt of up to 75% of salary and/or up to 100% of a PIP award until the date or dates elected by the associate. The amounts deferred are invested in shares of BD common stock or in cash accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the investment selections of the participants. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections at any time with respect to prior deferrals, future deferrals or both. The plan does not offer any above-market or preferential rates of return to the named executive officers. The investment options available to participants may be changed by BD at any time.

Deferral of Equity Awards. The plan also allows associates to defer receipt of up to 100% of the shares issuable under their Performance Units and TVUs. These deferred shares are allocated to the participant’s BD stock account and must stay in such account until they are distributed.

Withdrawals and Distributions. Participants may elect to receive deferred amounts either while they are still employed at BD or following termination of employment. Participants may elect to receive distributions in installments or in a lump sum. Except in the case of an unforeseen emergency, participants may not withdraw deferred funds prior to their scheduled distribution date.

Matching Contributions. BD provides matching contributions on cash amounts deferred under the plan. These contributions are made in the first calendar quarter following the calendar year in which the compensation was deferred. BD matches 75% of the first 6% of salary and PIP award deferred by a participant under the plan and our 401(k) plan combined. Matching contributions are made to the extent the total cash compensation from which a participant makes contributions to these plans does not exceed three times the limit for qualified plans.

Unfunded Liability. BD is not required to make any contributions to the plan with respect to its obligations to pay deferred compensation. BD has unrestricted use of any amounts deferred by participants. Participants have an unsecured contractual commitment from BD to pay the amounts due under the plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance that mirrors the returns on amounts deferred under the plan to substantially offset this liability.

Account Information. The following table sets forth information regarding activity during fiscal year 2012 in the plan accounts maintained by the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2012

Name	Executive contributions in last fiscal year(1)	Registrant contributions in last fiscal year(2)	Aggregate earnings in last fiscal year	Aggregate balance at last fiscal year-end(3)
Vincent A. Forlenza	$106,385	$22,050	$153,726	$1,030,295
David V. Elkins	81,779	22,050	22,981	191,463
William A. Kozy	94,196	22,050	151,051	1,073,830
Gary M. Cohen	64,256	22,050	474,893	3,794,073
Jeffrey S. Sherman	48,658	18,675	218,101	2,065,407

(1)	The following amounts are reported as compensation in the fiscal year 2012 “Salary” column of the Summary Compensation Table appearing on page 39: Mr. Forlenza—$63,000; Mr. Elkins—$43,279; Mr. Kozy—$64,196; Mr. Cohen—$36,056; and Mr. Sherman—$29,158. The remaining executive contributions relate to the deferral of fiscal year 2011 PIP awards.
(2)	Amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Reflects amounts in which the named executive officer is vested. BD matching contributions fully vest after a participant has been at BD for four years.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Payments Upon Termination of Employment

The table below shows the estimated payments and benefits that would be paid by BD to each named executive officer as a result of his termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2012. However, the actual amounts that would be paid to these named executive officers under each scenario can only be determined at the actual time of termination.

Name	Termination without cause or for “good reason” following a change of control(1)	Termination due to retirement(2)	Termination without cause(3)	Termination due to disability(4)	Termination due to death(5)
Vincent A. Forlenza	$21,111,753	$15,087,862	$13,266,256	$16,200,350	$16,433,156
David V. Elkins	5,756,612	—	1,221,751	2,457,870	3,082,870
William A. Kozy	13,496,021	12,481,515	12,035,714	13,299,168	12,830,653
Gary M. Cohen	9,143,252	—	3,320,170	4,301,483	4,617,353
Jeffrey S. Sherman	4,277,098	—	2,225,985	3,149,401	3,639,401

(1)	Includes amounts under change of control employment agreements (which are described below). Does not include the accelerated vesting of equity compensation awards that occurs solely upon a change of control (see table below). Because Messrs. Forlenza and Kozy were retirement-eligible on September 30, 2012, also included for them are early retirement benefits, assuming payout as a lump sum, in the following amounts: Mr. Forlenza—$8,448,833; and Mr. Kozy—$7,905,837. The early retirement benefits for Messrs. Forlenza and Kozy differ from amounts shown in the table on page 46 because different assumptions are used to calculate these numbers.

(2)	Amounts include early retirement benefits, assuming payout as a lump sum. Also includes the accelerated vesting of equity compensation awards upon retirement. The amounts shown reflect the pro rata amount of Performance Units earned as of September 30, 2012, with awards that vested in November 2012 included at a zero payout and all other Performance Units at their target payout. Messrs. Elkins, Cohen and Sherman were not eligible for retirement as of September 30, 2012.

(3)	Includes the accelerated vesting of equity compensation awards. Also includes outplacement services (with an assumed maximum cost of $100,000), health and welfare benefits and severance benefits. BD’s severance policy for U.S. associates provides for severance payments equal to two weeks’ salary for each year of service (assuming the associate grants a general release to BD), subject to a maximum of $500,000, except for instances that do not involve a reduction in force, in which case the payment of severance is at BD’s discretion. The table assumes payment of severance to the named executive officers in the amount that would be paid in a reduction in force. Also includes early retirement benefits for Messrs. Forlenza and Kozy, assuming payout as a lump sum.

(4)	Includes the accelerated vesting of equity compensation awards. Also includes early retirement benefits for Messrs. Forlenza and Kozy, assuming payout as a lump sum, and accelerated vesting of matching contributions under our deferred compensation plan for Mr. Elkins.

(5)	Includes the accelerated vesting of equity compensation awards, life insurance benefits, and, for Messrs. Forlenza and Kozy, the lump sum payment of retirement benefits under the Deferred Compensation and Retirement Benefit Restoration Plan. Benefits for these persons under our Retirement Plan would be paid out as a joint and survivor annuity and are not included in the amounts shown. The monthly benefits under these annuities would be $4,028 in the case of Mr. Forlenza, and $4,734 in the case of Mr. Kozy. Also includes for Mr. Elkins acceleration of matching contributions under our deferred compensation plan.

The amounts shown in the above table do not include vested deferred compensation that would be paid upon termination, which is shown on page 48. The amounts shown also do not include the value of vested stock options and SARs held by the named executive officers as of September 30, 2012. The value of these vested options and SARs appears on page 44.

Payments Upon Termination Following a Change of Control

BD has entered into agreements with each of the named executive officers that provide for the continued employment of the executive for a period of two years following a change of control of BD. These agreements are designed to retain key executives and provide continuity of management in the event of an actual or threatened change of control of BD. The following is a summary of the key terms of the agreements.

The agreement provides that BD will continue to employ the executive for two years following a change of control, and that, during this period, the executive’s position and responsibilities at BD will be materially the same as those prior to the change of control. The agreement also provides for minimum salary, PIP award and other benefits during this two-year period. “Change of control” is defined under the agreement generally as:

•	the acquisition by any person or group of 25% or more of the outstanding BD common stock;

•	the incumbent members of the Board ceasing to constitute at least a majority of the Board;

•	certain business combinations; and

•	shareholder approval of the liquidation or dissolution of BD.

The agreement also provides that, in the event the executive is terminated without “cause” or the executive terminates his employment for “good reason” during the two years following a change of control, the executive would receive:

•

a pro rata PIP award for the year of termination based on the higher of (i) the executive’s average PIP award for the last three fiscal years prior to termination, and (ii) his target PIP award for the year in which the termination occurs (the greater of the two being referred to herein as the “Highest Incentive Payment”);

•	a lump sum severance payment equal to three times (two times in the case of Messrs. Elkins and Sherman) the sum of the executive’s annual salary and his Highest Incentive Payment;

•

a lump sum payment equal to the present value of the increased pension benefits the executive would have received had he remained employed for an additional three years (two years in the case of Messrs. Elkins and Sherman) following termination;

•

continuation of the executive’s health and welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years (two years in the case of Messrs. Elkins and Sherman); and

•	outplacement services, subject to a limit on the cost to BD of $100,000.

“Cause” is generally defined as the willful and continued failure of the executive to substantially perform his duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include (i) any significant adverse change in the executive’s position or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.

Under the agreement, if any payments or distributions made by BD to the executive as a result of a change of control would be subject to an excise tax imposed by the Internal Revenue Code, BD will make an additional tax reimbursement payment to the executive. As a result of this payment, the executive would retain the same amount, net of all taxes, that he would have retained had the excise tax not been triggered. This provision applies to any payments or distributions resulting from the change of control, including the accelerated vesting of equity awards discussed below. However, if such payments and distributions do not exceed 110% of the level that triggers the excise tax, they will be reduced to the extent necessary to avoid the excise tax.

The following table sets forth the estimated benefits each named executive officer would receive under his agreement in the event he was terminated without “cause” or terminated his employment for “good reason” following a change of control. The table assumes a termination date of September 30, 2012. These estimates are based on salary rates in effect as of September 30, 2012, and use the 2012 target PIP awards of the named executive officers as the Highest Incentive Payment.

Name	Highest Incentive Payment	Severance Payment	Additional Retirement Benefits	Health and Welfare Benefits	Outplacement Services	Tax Reimbursement	Total
Vincent A. Forlenza	$1,080,000	$5,940,000	$817,103	$36,000	$100,000	$4,649,817	$12,622,920
David V. Elkins	618,750	2,487,500	121,875	24,000	100,000	2,404,487	5,756,612
William A. Kozy	707,575	4,102,725	643,884	36,000	100,000	—	5,590,184
Gary M. Cohen	481,020	3,215,911	5,310,321	36,000	100,000	—	9,143,252
Jeffrey S. Sherman	437,625	1,855,250	201,003	24,000	100,000	1,647,220	4,265,098

Accelerated Vesting of Equity Compensation Awards Upon a Change of Control

Upon a change of control, as defined in our equity compensation plans, all unvested options and SARs become fully vested and exercisable, and all time-vested restricted stock units and Performance Units become fully vested and payable (with Performance Units being payable at their target amount). This accelerated vesting occurs with respect to all equity compensation awards granted by BD, not just those granted to executive officers. No termination of employment is required to trigger this acceleration.

The following table sets forth the value to the named executive officers of the accelerated vesting of the unvested equity compensation awards they held at the end of fiscal year 2012, assuming a change of control of BD occurred on September 30, 2012. The BD common stock closing price of $78.56 on September 30, 2012 is used for purposes of these calculations.

Name	Time-vested restricted stock units	Performance Units	Options/ SARs	Total
Vincent A. Forlenza	$3,463,475	$5,229,268	$1,512,583	$10,205,326
David V. Elkins	446,142	2,505,278	531,049	3,482,469
William A. Kozy	3,043,336	2,790,294	695,600	6,529,230
Gary M. Cohen	2,208,557	2,440,624	535,630	5,184,811
Jeffrey S. Sherman	1,606,709	1,834,297	443,244	3,884,250

The value of unvested restricted stock units is calculated by multiplying the shares distributable by $78.56. The value of unvested options and SARs is calculated using the difference between the exercise price of each option or SAR and $78.56.

Equity Compensation Upon Termination of Employment

Upon a named executive officer’s termination due to retirement:

•	all unvested options and SARs held by the named executive officer become fully exercisable for their remaining term;

•	all time-vested units held by the named executive officer vest at, or on the first anniversary of, retirement; and

•

all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.

Upon a named executive officer’s termination due to involuntary termination without cause:

•	the named executive officer is entitled to exercise his stock options and SARs for three months following termination, but only to the extent they were vested at the time of termination;

•	all TVUs held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed and all other time-vested restricted stock units fully vest; and

•

all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.

Upon a named executive officer’s termination due to death or disability:

•	all unvested options and SARs held by the named executive officer become fully exercisable for their remaining term;

•	all time-vested units held by the named executive officer fully vest; and

•	all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payment would be based on award targets.

Proposal 2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee of the Board to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2013. A representative of E&Y is expected to attend the meeting to respond to appropriate questions and will have the opportunity to make a statement.

Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2012 and 2011:

	2012	2011
Audit Fees	$7,370,000	$7,287,000	“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with the SEC and statutory audits required internationally.

Audit Related Fees	$391,000	$488,500	“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. These services include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.

Tax Fees	$395,000	$198,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.

All Other Fees	$3,000	$18,000	“All Other Fees” includes various miscellaneous services.

Total	$8,159,000	$7,991,500

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is responsible for appointing BD’s independent registered public accounting firm (the “independent auditors”) and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below. All of the services listed in the above table were approved pursuant to this policy.

Audit Services. Under the policy, the Audit Committee will appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.

Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditors, subject to certain dollar limitations, and provided that the full Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the entire Audit Committee.

The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. IF RATIFICATION IS WITHHELD, THE AUDIT COMMITTEE WILL RECONSIDER ITS SELECTION.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Committee discussed with the independent auditors the auditors’ independence from BD and its management, and the independent auditors provided to the Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence. The Committee discussed with BD’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting. Management has also reviewed with the Audit Committee its report on the effectiveness of BD’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on BD’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Basil L. Anderson, Chair

Christopher Jones

Marshall O. Larsen

Gary A. Mecklenburg

James F. Orr

Rebecca W. Rimel

Bertram L. Scott

Proposal 3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis beginning on page 25 of this proxy statement describes BD’s executive compensation program and the compensation decisions made by the Compensation and Benefits Committee and the Board of Directors in 2012 with respect to our Chief Executive Officer and the other officers named in the Summary Compensation Table on page 39 (who we refer to as the “named executive officers”). The Board of Directors is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the shareholders of Becton, Dickinson and Company (“BD”) approve the compensation of the BD executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports BD’s business strategy and aligns the interests of our executives with our shareholders. At the same time, our program does not encourage excessive risk-taking by management. We believe that the compensation actions taken for 2012 appropriately reflected the performance of our named executive officers and BD during the year under challenging economic conditions, and that payouts under our long-term incentive compensation demonstrate a high degree of alignment with BD’s performance against the targets set by our Compensation and Benefits Committee.

For these reasons, the Board is asking shareholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation and Benefits Committee and the Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. BD holds an advisory vote to approve named executive officer compensation on an annual basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 4.	AMENDMENT TO BD’S RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors is unanimously recommending approval of an amendment to BD’s Restated Certificate of Incorporation (the “Restated Certificate”) that would eliminate Article VI of the Restated Certificate. The text of Article VI is attached to this proxy statement as Appendix A. Article VI is what is commonly referred to as a “fair price provision”. Under Article VI, business combinations (including mergers and certain asset sales) with a shareholder owning 10% or more of the outstanding BD shares must be approved by at least eighty percent (80%) of the outstanding BD shares, unless (i) the proposed transaction is approved by two-thirds of the disinterested BD directors or (ii) the value of the consideration to be paid to BD’s shareholders meets certain minimum requirements. The fair price provision is designed to help BD defend against certain kinds of tender offers, known as coercive, two-tiered tender offers. In this type of takeover, a potential acquirer commences a tender offer for the shares needed to gain control of a company, and then effects a transaction with the company to obtain the remaining shares at a lower price or for less favorable consideration. This creates pressure on shareholders to accept the initial tender offer, even if they believe the price is inadequate. The fair price provision is not designed to prevent a takeover, but instead to encourage a potential acquirer to negotiate with the Board to ensure all shareholders receive adequate consideration for their shares.

The Board has carefully considered the advantages and disadvantages of maintaining the fair price provision in the Restated Certificate, and has determined that it is appropriate to eliminate this provision by removing Article VI in its entirety from the Restated Certificate. The Board understands that eliminating supermajority voting provisions is considered by many commentators and investors to be a best practice in corporate governance. In addition, the Board notes that the New Jersey Shareholders Protection Act (the “Act”), which was enacted into law after the fair price provision was added to the Restated Certificate, provides similar protections against the type of transactions the fair price provision was designed to defend against, and that a separate fair price provision in the Restated Certification is unnecessary. In general, the Act prohibits certain New Jersey corporations from engaging in a merger or other business combination with a holder of 10% or more of a corporation’s outstanding voting stock (an “interested shareholder”) for a period of five years after the date such person reaches the 10% threshold, unless the board of directors approved the business combination prior to that date. The Act also prohibits a business combination with an interested shareholder at any time, unless the transaction is approved by holders of two-thirds of the shares not held by the interested shareholder or the price to be paid by the interested shareholder meets certain minimum price requirements.

To be approved, Proposal 4 requires the affirmative vote of at least two-thirds of the votes cast at the meeting. If this Proposal is approved, it will be affected by the filing of an amended Restated Certificate with the State of New Jersey promptly after the Annual Meeting. If our shareholders do not approve the amendment, Article VI of the Restated Certificate will remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

Proposal 5.	AMENDMENTS TO THE 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN

Our 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”) allows us to grant equity-based compensation. As we describe elsewhere in this proxy statement, equity-based compensation continues to be a significant element of our overall compensation program. We use equity-based compensation to attract, retain and motivate individuals at all levels of BD’s organization that are important to BD’s future. Equity-based compensation also aligns the interests of our executives and other employees with those of BD’s shareholders, and encourages the achievement of important performance goals.

Proposed Amendments

The Board of Directors has approved, subject to shareholder approval, two amendments to the 2004 Plan. The first is to amend the 2004 Plan to extend its term. The second is to amend the 2004 Plan to increase the number of shares available for awards.

Extension of Term. The 2004 Plan was originally approved by BD’s shareholders on February 11, 2004. The 2004 Plan has a ten year term that expires on February 11, 2014, following which no further awards may be made under the 2004 Plan. The proposed amendment would extend the term of the 2004 Plan for a period of ten years following shareholder approval of the amendment, or January 29, 2023.

Increase in Shares. As of November 30, 2012, 3,646,483 shares of BD common stock remained available for the issuance of awards under the 2004 Plan. We do not believe there are enough remaining shares to continue using equity-based compensation as a significant element of our compensation program beyond 2013. The proposed amendment to Section 5 of the 2004 Plan would increase the shares available for awards by 7,000,000 shares, from 26,800,000 to 33,800,000. Under the amendment, only 2,500,000 of the shares to be added to the 2004 Plan may be used for full-value awards. “Full value” awards are any type of awards other than stock options and stock appreciation rights (“SARs”). This would include, for instance, Performance Units and Time-Vested Units.

To the extent any outstanding award granted under the 2004 Plan is canceled or expires, the shares subject to the award will become available again for issuance. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (referred to as “Substitute Awards”) will not reduce the number of shares remaining available for issuance under the 2004 Plan. In the event an award is exercised through the delivery of BD shares or withholding tax liabilities arising from an award are satisfied by the withholding of shares, the shares so delivered or withheld will not be available for issuance under the 2004 Plan. In addition, upon the exercise of a stock appreciation right, the greater of the number of shares subject to the stock appreciation right and the number of shares issued in connection with the exercise will be deducted from the number of shares available for issuance under the 2004 Plan.

A copy of the 2004 Plan as proposed to be amended (with deleted text indicated by strikethroughs and new text underlined) is attached to this proxy statement as Appendix B.

Material Terms of the 2004 Plan

The following is a summary of the material features of the 2004 Plan, as proposed to be amended. This summary is qualified in its entirety by the full text of the 2004 Plan.

Eligibility and Participation

Any employee of BD, including any officer or employee-director, is eligible to receive awards under the 2004 Plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the 2004 Plan. BD had approximately 29,600 employees as of September 30, 2012. Non-management directors of BD are also eligible to participate in the 2004 Plan. There are currently 13 non-management members of the Board of Directors, and it is anticipated that an additional non-management director will be elected to the Board prior to the Annual Meeting. No participant may receive stock options and SARs under the 2004 Plan in any calendar year relating to more than 250,000 shares of BD common stock, subject to adjustment as discussed below.

Administration of the 2004 Plan

The 2004 Plan is administered by the Compensation and Benefits Committee of the Board of Directors (referred to herein as the “Compensation Committee”). The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted. The Compensation Committee has, among other powers, the authority to interpret and construe any provision of the 2004 Plan, adopt rules and regulations for administering the 2004 Plan, perform other acts relating to the 2004 Plan, and delegate any administrative responsibilities under the 2004 Plan. Decisions of the Compensation Committee are final and binding on all parties.

Awards

General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, BD stock, other securities, other awards, other property or any combination thereof. Shares of stock deliverable under the 2004 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Exercise Price. Except in the case of Substitute Awards, the exercise price of any stock option or SAR, and the purchase price of any security that may be purchased under any other award, will not be less than 100% of the fair market value of the BD stock or other security on the date of grant. The Compensation Committee may not amend an award to reduce its exercise, grant or purchase price (a “repricing”), cancel an outstanding stock option or SAR and replace it with a new award with a lower exercise price (except for adjustments in connection with stock splits and other events, as described below), or exchange for cash any option or SAR whose exercise price is less than the then current BD stock price. The closing price of BD common stock on November 30, 2012 was $76.67.

Exercise of Award; Form of Consideration. The Compensation Committee determines the times at which options and other purchase rights may be exercised, and the methods by which payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain a broker-assisted “cashless exercise” programs for stock options).

Stock Options and Stock Appreciation Rights. The term of stock options and SARs granted under the 2004 Plan is established by the Compensation Committee, but may not exceed ten years. The Compensation

Committee may impose a vesting schedule on stock options and SARs. Unless otherwise provided by the Compensation Committee, employee stock options and SARs:

•

are exercisable following voluntary termination of employment or involuntary termination of employment without cause for three months, to the extent such awards were exercisable at the time of termination;

•	become fully vested upon retirement, death and disability, and otherwise remain in effect in accordance with their terms; and

•	otherwise lapse upon termination of employment.

Stock options granted under the 2004 Plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax Matters” below.

Restricted Stock and Restricted Stock Units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units, in its discretion. Upon death, disability or retirement, all restrictions on restricted stock and restricted stock units will no longer apply, and upon an involuntary termination without cause, participants vest in a pro rata portion of their award. In all other cases of termination of employment during the restriction period, restricted stock and restricted stock units will be forfeited.

Performance Units. Performance units vest upon the attainment of performance goals established by the Compensation Committee. The Compensation Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement, certain disabilities or involuntary termination without cause during the performance period, a holder of performance units will receive a pro rata portion of the amount otherwise payable under the award. In the event of voluntary termination or termination for cause, performance units will be forfeited. In other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant and establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.

Performance-Based Compensation Awards. Awards (other than stock options and SARs) to certain senior executives will, if the Compensation Committee intends any such award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or (ix) Net Income (each as defined in the 2004 Plan). Such targets may relate to BD as a whole, or to one or more units of BD, and may be measured over such periods, as the Compensation Committee determines. The maximum number of shares that may be earned by an executive pursuant to any such performance-based award is 150,000 shares.

Certain Adjustments. If a recapitalization, stock split or other event described in Section 5(e) of the 2004 Plan affects the BD common stock in a way that an adjustment is required to preserve the value of outstanding awards and prevent dilution or enlargement of the benefits intended to be made available under the 2004 Plan, the Compensation Committee will adjust, as it determines equitable: (i) the number and type of shares (or other securities or property) available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price of any award. The Compensation Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.

Transferability. Awards granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Compensation Committee. However, in no event may an award be transferred by a participant for value. Except to the extent a transfer is permitted, an award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Deferral

Eligible recipients of certain awards have the right to defer the receipt of any or all of the shares deliverable upon settlement of an award in accordance with the terms and conditions of BD’s deferral plans described previously in this proxy statement.

Change in Control

Unless otherwise specified by the Compensation Committee, upon a change in control (as defined in the 2004 Plan), all awards issued under the 2004 Plan will become fully vested and exercisable, and any restrictions applicable to any award will lapse.

Amendment and Termination

The Board of Directors may amend, discontinue or terminate the 2004 Plan or any portion of the 2004 Plan at any time. Shareholder approval may be required by New York Stock Exchange, tax or regulatory requirements for certain amendments. Participant approval must also be obtained for any amendment that would adversely affect the rights of such participant under any award granted under the 2004 Plan.

New Plan Benefits

The issuance of any awards under the 2004 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the 2004 Plan during the 2012 fiscal year. More information on the awards made during the 2012 fiscal year to the named executive officers appears in the “Grants of Plan-Based Awards in Fiscal Year 2012” table on page 41.

Becton, Dickinson and Company

2004 Employee and Director Equity-Based Compensation Plan

	Stock Appreciation	Performance	Restricted
Name and Position	Rights	Units	Stock Units
Vincent A. Forlenza Chairman, Chief Executive Officer and President	181,794	31,814	15,907
David V. Elkins Former Executive Vice President and Chief Financial Officer	63,399	11,095	5,547
William A. Kozy Executive Vice President and Chief Operating Officer	72,351	12,661	6,331
Gary M. Cohen Executive Vice President	47,511	8,314	4,157
Jeffrey S. Sherman Senior Vice President and General Counsel	44,364	7,764	3,882

All current executive officers as a group	430,500	75,337	37,669

All current non-employee directors as a group	0	0	26,721

BD employees other than executive officers, as a group	948,353	165,966	1,080,052

Tax Matters

The following is a brief summary of the principal income tax consequences under current federal income tax laws relating to awards under the 2004 Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options and Stock Appreciation Rights. An optionee or SAR recipient will not recognize any taxable income upon the grant of an NQSO or SAR and BD will not be entitled to a tax deduction with respect to the grant of an NQSO or SAR. Upon exercise of an NQSO or SAR, the excess of the fair market value of the underlying shares of BD common stock on the exercise date over the exercise price will be taxable as compensation income to the grantee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The grantee’s tax basis for the shares received pursuant to the exercise of an NQSO or SAR will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO or SAR, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares, over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.

Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units and Performance Units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

Equity Compensation Plan Information

The following table provides certain information as of September 30, 2012 regarding BD’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	16,403,718	(2)	$67.58	4,683,602	(3)
Equity compensation plans not approved by security holders	1,913,084	(4)	$32.07	0	(5)

Total	18,259,022		$67.55	5,776,296

(1)	Shares issuable pursuant to outstanding awards of Performance Units and other restricted stock units under the 2004 Plan and BD’s Stock Award Plan, as well as shares issuable under BD’s 1996 Directors’ Deferral Plan, Deferred Compensation and Retirement Benefit Restoration Plan and Global Share Investment Program (“GSIP”), are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)	Includes (i) 11,739,510 shares issuable under outstanding stock options and stock appreciation rights (“SARs”), (ii) 2,185,388 shares issuable under Performance Unit awards and 2,390,128 shares issuable under time-vested unit awards granted under the 2004 Plan, and (iii) 88,692 shares issuable under restricted stock unit awards granted under the Stock Award Plan. The weighted average remaining term of the outstanding options and SARs is 5.66 years.

(3)	Represents shares available for issuance under the 2004 Plan and includes 2,201,867 shares available for “full share” awards, assuming payout of outstanding Performance Units at target. The 1994 Restricted Stock Plan for Non-Employee Directors was terminated in September 2012.

(4)	Includes 11,124 shares issuable pursuant to outstanding stock options granted under BD’s Non-Employee Directors 2000 Stock Option Plan. Also includes 99,557 shares issuable under BD’s 1996 Directors’ Deferral Plan, 440,451 shares issuable under BD’s Deferred Compensation and Retirement Benefit Restoration Plan, and 1,361,952 shares issuable under the GSIP, based on participant account balances as of September 30, 2012.

(5)	Not shown are shares issuable under the 1996 Directors’ Deferral Plan, the Deferred Compensation and Retirement Benefit Restoration Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

Deferred Compensation and Retirement Benefit Restoration Plan. Information regarding the Deferred Compensation and Retirement Benefit Restoration Plan can be found beginning on page 47 of this proxy statement. The shares held in the plan as of September 30, 2012 include 81,328 shares acquired by participants through cash deferrals and 359,123 shares deferred under participants’ equity compensation awards. In the event a participant elects to have cash compensation deferred in a BD common stock account, the participant’s account is credited with a number of shares based on the prevailing market price of the BD common stock. The cash deferred by the participant is used to purchase the shares of BD common stock on the open market, which are then held in a trust.

Global Share Investment Program. BD maintains a Global Share Investment Program (“GSIP”) for its non-U.S. associates in certain jurisdictions outside of the United States. The purpose of the GSIP is to provide non-U.S. associates with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of a participant’s base pay through contributions to the participant’s plan account. Contributions to the GSIP are used to purchase shares of BD common stock on the open market, which are then held in a trust.

A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

Non-Employee Directors 2000 Stock Option Plan. Non-management directors formerly received grants of nonqualified stock options under the Non-Employee Directors 2000 Stock Option Plan (the “Directors Stock Option Plan”), which provided for the granting of nonqualified stock options at each Annual Meeting of Shareholders to the non-management directors elected at or continuing to serve after such meeting. Options are no longer granted under the Directors Stock Option Plan. The exercise price of stock options granted under the Directors Stock Option Plan was the fair market value of the BD common stock on the date of grant. Each option granted under the Directors Stock Option Plan has a term of 10 years from its date of grant. The options granted under the Directors Stock Option Plan have vesting periods of three to four years, depending on the year of grant.

1996 Directors’ Deferral Plan. The 1996 Directors’ Deferral Plan (the “Directors’ Deferral Plan”) allows non-management directors to defer receipt, in an unfunded cash account or a BD common stock account, of all or part of their annual retainer and other cash fees. In the event a director elects to have fees deferred in a BD common stock account, the director’s account is credited with a number of shares based on the market price of the BD common stock on the due date of such payment. The cash fees deferred by the director are used to purchase the shares of BD common stock on the open market, which are then held in a trust. Directors may also defer receipt of the shares underlying their restricted stock unit awards. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the BD common stock. Participants may elect to have amounts held in a cash account converted into a BD common stock account. The Directors’ Deferral Plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the Directors’ Deferral Plan. When such payments are due, the cash and/or common stock will be distributed from BD’s general assets.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2014 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for the 2014 Annual Meeting pursuant to SEC Rule 14a-8 must be received by BD not later than August 23, 2013. Notice of any other proposal or director nomination that a shareholder wishes to submit for consideration at the 2014 Annual Meeting pursuant to BD’s By-Laws must be delivered to BD not earlier than October 1, 2013 and not later than October 31, 2013. Such other proposal or director nomination also must satisfy the information and other requirements specified in BD’s By-Laws, which are available on BD’s website at www.bd.com/investors/ corporate_governance/. Any shareholder proposal or director nomination submitted to BD in connection with the 2014 Annual Meeting should be addressed to: Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

Appendix A

Text of Article VI of BD’s Restated Certificate of Incorporation

ARTICLE VI. (A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section (B) of this Article VI, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(B) The provisions of Section (A) of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

(1) The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder (as hereinafter defined) to become an Interested Shareholder.

(2) All of the following conditions shall have been met:

(a) The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination, (the “Announcement Date”);

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher;

(iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock; and

(iv) the Corporation’s earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Shareholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community);

Appendix A

(b) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date;

(ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher;

(iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock; and

(iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this sub-paragraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, other than Common Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

(d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction

Appendix A

that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Capital Stock.

(e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than any Interested Shareholder and any Affiliate or Associate (as hereinafter defined), of any Interested Shareholder, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

(g) Such Interested Shareholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

(C) For the purposes of this Article VI:

(1) The term “Business Combination” shall mean:

(a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $100,000,000 or more; or

(c) the adoption of any, plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of on Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

Appendix A

(e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing sub-paragraphs (a) to (d).

(2) The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Restated Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

(3) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(4) The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary and other than any pension, retirement, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(5) A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (4) of this Section (C), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (5), but shall not include other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on November 27, 1984 (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

(7) The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (4) of this Section (C), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

(8) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation (the “Board”) who is not an Affiliate or Associate or representative of an Interested Shareholder in question in Connection with a particular Business Combination and either: (a) was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder; or (b) is or was recommended or elected to fill a vacancy on the Board, however caused, by a majority of the Continuing Directors.

Appendix A

(9) The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(10) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in sub-paragraphs (a) and (b) of paragraph (2) of section (B) of this Article VI shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

(D) The Board of Directors shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

(E) Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

(F) The fact that any Business Combination complies with the provisions of Section (B) of this Article VI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(G) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI; provided, however, that this Section (G) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of paragraph (8) of Section (C) of this Article VI.

Appendix B

BECTON, DICKINSON AND COMPANY

2004 EMPLOYEE AND DIRECTOR EQUITY-BASED

COMPENSATION PLAN

As amended and restated as of January 29, 2013

Section 1. Purpose.

The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(f) “Change in Control” means

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

Appendix B

(ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(i) “Company” shall mean Becton, Dickinson and Company.

(j) “Disability” shall mean a Participant’s disability as determined in accordance with a disability insurance program maintained by the Company.

(j) “409A Disability” shall mean a Disability that qualifies as a total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:

The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant will be deemed to have suffered a 409A Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a 409A Disability if

Appendix B

determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.

(k) “Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.

(l) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(o) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(p) “Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.

(q) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” shall mean any right granted under Section 9.

(u) “Participant” shall mean an individual granted an Award under the Plan.

(v) “Performance Unit” shall mean any right granted under Section 8.

(w) “Restricted Stock” shall mean any Share granted under Section 7.

(x) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(y) “Retirement” shall mean a Separation from Service after attainment of retirement as specified in the applicable terms of an Award.

Appendix B

(z) “Return On Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.

(aa) “Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.

(bb) “Return On Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(cc) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(dd) “Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.

(ee) “Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous re-employment by the Company.

(ff) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.

(gg) “Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.

(hh) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

(ii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(jj) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

Appendix B

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

Section 5. Shares Available For Awards.

(a) The number of Shares available for issuance under the Plan is ~~26,800,000~~ 33,800,000 shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Shares that may be issued with respect to any Awards granted on or after February 2, 2010 that are not Awards of Options or Stock Appreciation Rights shall be ~~4,840,000~~ 7,340,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option

Appendix B

or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

(g) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

Section 6. Options and Stock Appreciation Rights.

The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.

(b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Appendix B

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.

Section 7. Restricted Stock And Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months. In the event the vesting of any Award of Restricted Stock is subject to the achievement of performance goals, the performance period relating to such Award shall be at least twelve (12) months. Any Award of Restricted Stock Units for which vesting is conditioned upon the achievement of performance goals shall be considered an award of Performance Units under Section 8.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Upon a Participant’s (i) Separation from Service on account of Retirement, death or Disability, any and all remaining restrictions with respect to an award of Restricted Stock granted to the Participant shall lapse, and the Participant shall receive all of the Shares of Restricted Stock subject to the award, (ii) involuntary termination without Cause, any and all remaining restrictions with respect to an award of Restricted Stock shall lapse, and the Participant shall receive a pro-rata portion of the Shares of Restricted Stock subject to the Award based on the portion of the vesting period that the Participant was employed, and (iii) voluntary termination or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.

(e) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement or Disability, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter (or at such later distribution date as may be set by the Committee at the time of the Award or in any amendment thereto), except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(ii) Separation from Service on account of involuntary termination without Cause, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall

Appendix B

receive a pro-rata portion of any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter based on the portion of the vesting period that the Participant was employed; provided, that the Committee may, in its discretion, authorize the payment to the Participant of all amounts payable with respect to such Restricted Stock Units in the case of financial hardship on the part of the Participant or in connection with a reduction-in-force. Notwithstanding the foregoing, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(iii) death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and

(iv) voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

Section 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.

(c) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;

(ii) death or 409A Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion;

(iii) Separation from Service on account of Disability (other than a 409A Disability) prior to the expiration for any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and

(iv) voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

Appendix B

Section 9. Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards; provided, that (i) if the vesting conditions applicable to any such Award to an employee relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months, (ii) if the vesting of the award is contingent upon the achievement of any performance goals over a performance period, the performance period relating to such Award shall be at least twelve (12) months. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.

Section 10. Effect Of Termination On Certain Awards.

Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

(a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;

(b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(c) if termination is (i) by reason of Retirement (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of a Disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or Retirement or Disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of Retirement or Disability, and shall otherwise remain in full force and effect in accordance with its terms;

(d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise

Appendix B

such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

Section 11. General Provisions Applicable To Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

(d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.

Appendix B

(g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse. Notwithstanding the foregoing, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.

(h) Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the 1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

(i) Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation and Retirement Benefit Restoration Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

Section 12. Amendments And Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof; and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f); and provided further, that the Committee may not act under this Section 12(b) in a way that is inconsistent with the requirements under Code Section 409A to allow for tax deferral. In no event shall an outstanding Option or Stock Appreciation Right be cancelled in exchange for cash or, except as provided in Section 5(e), replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders.

(c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of

Appendix B

changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.

Section 13. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform

Appendix B

to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date Of Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 15. Term Of The Plan.

No Award shall be granted under the Plan after ~~the tenth anniversary of the effective date~~ January 29, 2023. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

DIRECTIONS TO

THE HILTON SHORT HILLS

FROM MANHATTAN

Lincoln or Holland Tunnel to NJ Tpk to Exit 14. Continue on Rte. 78 West approx. 5 miles to

Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM BROOKLYN

Take Rte. 278/Belt Pkwy West to Verrazano

Narrows Bridge. Continue to the Goethals Bridge

to the NJ Tpk. North. Take Exit 14. Continue on

Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM NEWARK AIRPORT

Take Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM THE NJ TURNPIKE

Take to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM NORTH EASTERN

LONG ISLAND

Take Throgs Neck or Whitestone Bridge off the Cross Island Pkwy. After toll, take GW Bridge to Rte. 80 West to the Garden State Pkwy South, to Exit 142 to Rte. 78 West. OR Take GW Bridge to the NJ Tpk South to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM TAPPAN ZEE BRIDGE

Follow signs to NY Thruway; continue to Garden State Pkwy South. Take Exit 142 to Rte. 78 West. Continue to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM THE GARDEN STATE PARKWAY SOUTHBOUND

Take Exit 142 to Rte. 78 West. Continue to Exit 48, Rte. 24 West. Take Exit 7C…* *

FROM THE GARDEN STATE PARKWAY NORTHBOUND

Take Exit 142 to Rte. 78 West. Take first Exit, marked “Hillside/Rte. 78 West”. Take Rte. 78 West and continue to Exit 48, Rte. 24 West. Take Exit 7C…* *

* * FROM EXIT 7C, JFK PARKWAY, LIVINGSTON/CALDWELL - THE MALL AT SHORT HILLS WILL BE ON YOUR RIGHT. MAKE A LEFT AT THE SECOND TRAFFIC LIGHT THEN MAKE AN IMMEDIATE LEFT INTO HOTEL DRIVEWAY.

FROM ROUTE 287 SOUTHBOUND

Take Exit 37, Rte. 24 East; continue to Exit 7, “Summit/Livingston” and follow signs for JFK Parkway and Mall at Short Hills; make a left at second traffic light, then make an immediate left into the Hotel driveway.

FROM ROUTE 280 WESTBOUND

Take Exit 5A, “Livingston Avenue/Roseland”. Continue on Livingston Avenue approx. 4 miles through Livingston; cross South Orange Avenue, name will change to JFK Parkway. Continue on JFK Parkway; Hotel is approx. 1.5 miles down on right, opposite Mall at Short Hills.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
Vote by Internet
• Go to www.investorvote.com/BDX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
There is NO CHARGE to you for the call.
• Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
• Follow the instructions provided by the recorded message.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Voting instructions submitted by GSIP participants must be received by 12:00 p.m., EST, on January 23, 2013. Voting instructions submitted by all other BD plan participants must be received by 12:00 p.m., EST, on January 25, 2013. All proxies submitted by record holders through the Internet or telephone must be received by 11:00 a.m., EST, on January 29, 2013.

▼ IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Basil L. Anderson	☐	☐	☐	06 - Claire M. Fraser	☐	☐	☐	11 - James F. Orr	☐	☐	☐
02 - Henry P. Becton, Jr.	☐	☐	☐	07 - Christopher Jones	☐	☐	☐	12 - Willard J. Overlock, Jr.	☐	☐	☐
03 - Catherine M. Burzik	☐	☐	☐	08 - Marshall O. Larsen	☐	☐	☐	13 - Rebecca W. Rimel	☐	☐	☐
04 - Edward F. DeGraan	☐	☐	☐	09 - Adel A.F. Mahmoud	☐	☐	☐	14 - Bertram L. Scott	☐	☐	☐
05 - Vincent A. Forlenza	☐	☐	☐	10 - Gary A. Mecklenburg	☐	☐	☐	15 - Alfred Sommer	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of independent registered public accounting firm.	☐	☐	☐	4. Amendment to the Company’s Restated Certificate of Incorporation.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐	5. Amendments to the 2004 Employee and Director Equity-Based Compensation Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Dear Shareholder/Plan Participant:

Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote or direct the voting of your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined on the reverse side.

Your vote is important. Thank you for voting.

▼ IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy / Voting Instruction Card — BECTON, DICKINSON AND COMPANY	+

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on January 29, 2013

The undersigned hereby appoints Vincent A. Forlenza, Suketu Upadhyay, Jeffrey S. Sherman and Gary DeFazio, and any of them, with full power of substitution, proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m. EST on Tuesday, January 29, 2013 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting. This does not apply to shares held through the Company plans referred to below.

Where no choice is made on the reverse side of this form, the proxies will vote FOR all Director nominees and FOR Proposals 2, 3, 4 and 5.

For plan participants. This card constitutes voting instructions to the respective trustees for any shares of common stock allocated to the undersigned under the Company’s 1996 Directors’ Deferral Plan (“DDP”), the Company’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”) and, when so provided, the Global Share Investment Program (“GSIP”), and also constitutes voting instructions to the trustees for a proportionate number of shares of common stock in the DDP, DCP and GSIP for which voting instructions have not been received. This card also constitutes voting instructions to the trustee for any shares of common stock allocated to the undersigned under the Company’s Savings Incentive Plan (“SIP”). Shares for which no voting instructions have been received by the SIP trustee will be voted in the same proportion as those for which timely instructions have been received.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If you do not vote by telephone or over the Internet, please sign and return this card using the enclosed envelope.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting (for record holders only).	☐

¢	IF VOTING BY MAIL, COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+